Exhibit 10 (aa)

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (“Agreement”) is entered into as of the 13th day of December, 2017 by and between CARDONE REAL ESTATE ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”) and JY-TV ASSOCIATES, LLC, a Florida limited liability company (“Seller”).

PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price (the “Purchase Price”) of FIFTY MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($50,250,000.00), all of the following property (collectively, the “Property”):

That certain parcel of real property located in Orlando, Florida, more particularly described on Exhibit A attached hereto (the “Land”);

The personal property (the “Personal Property”) located on the Improvements (hereinafter defined) which is used for operation and maintenance of the apartment project and is owned by Seller, including those items set forth on Exhibit B, which shall be transferred to Purchaser at Closing (as hereinafter defined) by a Quit Claim Bill of Sale;

All rights and appurtenances pertaining to the Land, including, without limitation, any and all rights of Seller in and to all air and development rights, all mineral rights, roads, alleys, easements, streets and ways adjacent to the Land, rights of ingress and egress thereto, any strips and gores within or bounding the Land and in the profits or rights or other appurtenances connected with the beneficial use or enjoyment of the Land;

Those certain apartment buildings containing two hundred forty (240) apartment units, and all of Seller’s right, title and interest in the other improvements, structures and fixtures placed, constructed or installed on the Land (collectively, the “Improvements”);

All of Seller’s right, title and interest in all leases, licenses and concession agreements (collectively, the “Leases”) covering space situated at or within the Land and Improvements under any existing Lease occupied by tenants (collectively, the “Tenants”) and all refundable security deposits deposited by Tenants with respect to the Leases which have not been previously applied pursuant to the applicable Leases;

All of Seller’s rights in and to contractual rights and intangibles with respect to the operation, maintenance, and repair of the Land and the Improvements, including assignable service and maintenance agreements (collectively, the “Service Contracts”), assignable governmental permits, licenses, certificates and approvals in connection with the ownership of the Property (collectively, the “Licenses”), utility agreements, manufacturers’ warranties and guaranties relating to the Personal Property, and all development rights relating or appurtenant to the Land or the Improvements, but specifically excluding any (i) warranties and/or guaranties from and/or claims against Seller or any Seller Related Parties (as hereinafter defined) and (ii) property management agreements and Master Agreements (as hereafter defined). As used herein, the term “Master Agreements” means agreements pertaining to operations, services, maintenance, or repair of multiple properties of Seller or affiliates of Seller. Any property management agreements and Master Agreements affecting the Property will be terminated by Seller as to the Property on the Closing Date at no cost to Purchaser. For purposes of clarification, Seller shall not be obligated to terminate any agreements that are not with Seller or a Seller affiliated entity that may not be cancelled without payment of a fee, unless Purchaser agrees to pay such fee;

Seller’s right, if any, to the use of the trade name “MURANO APARTMENTS” (the “Trade Name”) in connection with the Property;

The right, if assignable, to the use of all telephone numbers pertaining to fixed land lines at the Property used by Seller;

The right, to the extent freely assignable, to the use of all websites, social media accounts and domain names associated exclusively with the Real Property, including, but not limited to, the URL designated www.experiencemurano.com, and all assignable user names and password account information necessary and controlling said websites and social media accounts, but specifically excluding all property photos and other content on said websites; and

Subject to the provisions of Section 6 of this Agreement, all rights to any award made or to be made or settlement in lieu thereof for damage to the Land or Improvements by reason of condemnation, eminent domain, exercise of police power or change of grade of any street.

PURCHASE PRICE. The Purchase Price shall be paid by Purchaser as follows:

Within one (1) business day after the full execution of this Agreement, the sum of Three Hundred Thousand and 00/100 ($300,000.00) (the “Earnest Money”) shall be delivered to Siegfried, Rivera, Hyman, Lerner, De La Torre, Mars & Sobel, P.A., 8211 West Broward Blvd., Suite 250, Plantation, FL 33324, Attn: Oscar R. Rivera, Esq. (“Escrow Agent”) by federally wired “immediately available” funds to be held in escrow by the Escrow Agent, by and in accordance with the provisions of the Escrow Agreement (“Escrow Agreement”) attached hereto as Exhibit C;

Upon deposit, the Earnest Money shall become non-refundable unless this Agreement has been terminated by Purchaser pursuant to a provision in this Agreement which expressly entitles Purchaser to a return of the Earnest Money;

Within one (1) business day following the expiration of the Due Diligence Period, as hereinafter defined, the Purchaser shall deliver an additional sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars to Escrow Agent by federally wired “immediately available” funds to be held in escrow by the Escrow Agent (such additional deposit together with the initial Earnest Money deposit shall, following such deposit, be deemed the “Earnest Money” hereunder).

On the Closing Date (as hereinafter defined), the balance of the Purchase Price (plus or minus any prorations, to the extent applicable) by federally wired “immediately available” funds delivered to the Escrow Agent’s account as set forth in the Escrow Agreement, and Purchaser’s and any lender’s authorization to close shall be given to Escrow Agent, no later than 12:00 Noon Eastern Time on the Closing Date. If the funds and Purchaser’s and any lender’s authorization to close are not received by the Escrow Agent by 12:00 Noon Eastern Time but are received on the Closing Date, then on the Closing Date, Purchaser shall pay Seller an amount equal to any increased financing costs incurred by Seller, which may include additional per diem interest, increases in the amount of any prepayment penalties or payment of interest for the full month in which Closing occurs.

Seller and Purchaser acknowledge and agree that Purchaser’s agreement to perform its obligations under this Agreement, including the obligation to deposit any portion of the Earnest Money, is adequate and sufficient consideration to support this Agreement, notwithstanding Purchaser’s termination rights hereunder.

TITLE COMMITMENT AND SURVEY. At Closing, Seller agrees to convey fee simple title to the Property by Special Warranty Deed (“Deed”) in recordable form. Promptly after the Effective Date, Purchaser shall order a survey (“Survey”) and a commitment (the “Commitment”) for an Owner's Policy of Title Insurance showing title to the Land in Seller, and copies of all documents cited, raised as exceptions or noted in the Commitment (collectively, the “Title Documents”). Purchaser shall have ten (10) days after receipt of the Commitment (the “Title Review Deadline”) to notify Seller in writing of any objections to any exception, item or issue in the Commitment (collectively, the “Objectionable Exceptions”). Purchaser shall have ten (10) days after receipt of the Survey to notify Seller in writing of any objections to the Survey. Seller shall have no obligation to cure any Objectionable Exceptions or Survey objections. Seller shall notify Seller within five (5) days of receipt of any such notice and advise Purchaser if it intends to remove any Objectionable Exceptions or Survey objections, as the case may be (“Seller’s Title Response”). Failure to respond shall be deemed to be notice from Seller that Seller has decided not to remove any Objectionable Exceptions. If Seller fails to notify Purchaser that it shall cure any of the Objectionable Exceptions, Purchaser may either: (A) terminate this Agreement by written notice to Seller on or before tenth (10th) day after receipt of Seller’s Title Response, in which event the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement; or (B) consummate the transaction contemplated by this Agreement in accordance with the terms of this Agreement, in which event, all exceptions to title listed on Schedule B of the Commitment, and all Survey objections shall be deemed to constitute Permitted Exceptions. Failure of Purchaser to timely notify Seller shall be deemed an election by Purchaser to take title to the Property subject to the uncured Objectionable Exceptions (and such Objectionable Exceptions shall thereafter be deemed Permitted Exceptions). Notwithstanding anything to the contrary contained herein, Seller shall be required to discharge all mortgages (or other financing arrangements), real estate taxes, assessments, judgment liens, mechanics' liens and similar liens for labor, materials or supplies that may be removed solely through the payment of money prior to Closing (collectively, the “Monetary Liens”). If, at or prior to Closing, any Monetary Liens, have not been satisfied the parties shall proceed to Closing and Seller shall deposit such assurances with the Title Company as may be necessary to insure exception free coverage to Purchaser. As a condition to Purchaser’s obligation to proceed with the Closing, Old Republic Title Insurance Company (the “Title Insurer”) shall issue (or be committed to issue) an owner’s Title Policy in conformity with the Commitment, in the amount of the Purchase Price. Seller shall pay the costs of the “standard” Title Policy. Purchaser shall pay the additional costs of an “extended coverage” Title Policy and any endorsements which Purchaser requires.

If Seller is unable to convey title to the Property subject only to the Permitted Exceptions (including, without limitation, any uncured Objectionable Exceptions accepted or deemed accepted by Purchaser), because of the existence of an additional title exception which would render title to the Property unmarketable or have a Material Adverse Effect on the Property, was not previously known by Purchaser and did not arise from acts of or at the direction of Purchaser, its consultants or any of their respective agents, representatives or employees (“New Objectionable Exception”), then Purchaser shall promptly notify Seller, but in no event later than three (3) business days after learning of such New Objectionable Exception (or by the Pre-Closing Date (as hereinafter defined), if earlier), and Seller shall have three (3) business days (or until the Pre-Closing Date, if earlier) to have the New Objectionable Exception removed from the Commitment or “insured” or bonded” over. If Seller is unable to effect such a cure, then Purchaser may elect either to take title to the Property subject to the New Objectionable Exception or to terminate this Agreement within two (2) business days after Seller notifies Purchaser that the New Objectionable Exception has not been so cured. If Purchaser timely elects to terminate this Agreement pursuant to this Section, then the Earnest Money plus all accrued interest shall be delivered to the Purchaser, and except for those provisions that expressly survive the termination of this Agreement, neither party shall have any further obligation or liability hereunder. If Purchaser elects to take title to the Property subject to the New Objectionable Exception, fails to timely notify Seller of the New Objectionable Exception as herein provided, or fails to timely terminate this Agreement, such New Objectionable Exception shall thereafter be deemed a Permitted Exception. Notwithstanding the aforesaid, all monetary liens of a definitive ascertainable amount not caused by Purchaser which are New Objectionable Exceptions shall be paid for by Seller at the Closing or “insured over” by the Title Insurer.

DUE DILIGENCE PERIOD. Purchaser shall have a period of time ending ending at 5:00 p.m. Eastern time on December 29, 2017 (the “Due Diligence Period”), to make such physical, legal, zoning, title, survey, land use, environmental, topographical and other examinations, inspections and investigations of the Property and business that is the subject of the Property or the use or operation thereof which Purchaser, in Purchaser’s sole discretion, may determine to make (subject to the limitations provided herein). In the event Purchaser is not satisfied with any of the foregoing, or desires to cancel for any reason or no reason at all, in Purchaser’s sole discretion, Purchaser may terminate this Agreement by written notice of termination (the “Termination Notice”) given to both Seller and Escrow Agent (email acceptable for such purposes) prior to the expiration of the Due Diligence Period in which event the Escrow Agent shall promptly return the Earnest Money and all interest earned thereon to Purchaser, whereupon both parties shall be released from all further obligations under this Agreement, except those obligations that expressly survive termination of this Agreement. In the event Purchaser has not timely delivered the Termination Notice on or prior to the expiration of the Inspection Period, then the foregoing condition precedent shall automatically be deemed to be satisfied in full and, subject to and except as may be expressly set forth in this Agreement, Purchaser shall purchase the Property in its “AS IS” condition and situation (subject to the terms and conditions of this Agreement and changes in the course of the continuing operations of the Property which do not have a Material Adverse Effect on the Property).

PAYMENT OF CLOSING COSTS. Seller shall pay the transfer taxes or documentary stamps to be paid with reference to the recording of the Deed, the costs of its attorneys, and the recording costs for any title clearance documents required to be recorded. Purchaser shall pay the closing costs with reference to any loan which Purchaser obtains, the recording of the deed, the costs of its attorneys, due diligence investigations and survey costs. Purchaser and Seller shall equally share the Escrow Agent’s escrow fees under the Escrow Agreement. All other closing costs not addressed in this Section 5 or elsewhere in this Agreement or the Escrow Agreement shall be allocated in accordance with the customary practice in the county in which the Property is located.

DAMAGE, CASUALTY AND CONDEMNATION.

If the Property suffers damage as a result of any casualty prior to the Closing Date, Seller shall give prompt written notice thereof to Purchaser. If such damage can be repaired or restored for Two Hundred Fifty Thousand Dollars ($250,000) or less within than sixty (60) days after the date of such casualty, then Seller shall either (i) commence the repair or restoration in an expeditious manner, in which event the Closing Date will be extended until such date as may reasonably be required to complete the repair or restoration, but in no event later than sixty (60) days after the date of such casualty, and Seller shall retain all insurance proceeds, or (ii) assign to Purchaser all assignable insurance proceeds not previously expended by Seller in connection with such repairs or restoration and give Purchaser a credit in the amount of the deductible plus such other amounts as are necessary to complete the restoration, provided that the combined total amount of any assigned proceeds, any credit for Seller’s deductible and any credit for restoration costs shall not exceed $250,000. If the cost of repair or restoration exceeds Two Hundred Fifty Thousand Dollars ($250,000) or will take more than sixty (60) days to repair and restore, then Seller or Purchaser may elect to terminate this Agreement upon notice to the other served within twenty (20) business days of such casualty (“Seller’s Termination Notice”). If Seller elects to terminate this Agreement pursuant to this Section, then, provided Purchaser notifies Seller by written notice served within five (5) business days after receipt of Seller’s Termination Notice, Purchaser will have the option to purchase the Property on the Closing Date in its damaged condition, whereupon (i) the Closing shall occur on the Closing Date and otherwise in accordance with the terms of this Agreement, (ii) Seller shall assign to Purchaser at Closing, to the extent assignable, any casualty insurance proceeds in connection with such damage (but not any rent loss proceeds), less the amount incurred by Seller in the restoration and repair of such damage prior to Closing, and (iii) if such proceeds are assigned, Purchaser shall receive a credit at Closing in the amount of the deductible under Seller’s casualty insurance policy.

If condemnation proceedings (“Proceedings”) are instituted or threatened against the Property and the Seller received written notice thereof, Seller shall give prompt written notice thereof to Purchaser. If the parties reasonably believe that such Proceedings will result in an award of Two Hundred Fifty Thousand Dollars ($250,000) or less, then Purchaser shall remain obligated to purchase the Property at the Closing for the Purchase Price without any offset, credit or deduction, provided that Seller shall assign Seller’s interest in the Proceedings to Purchaser. If Proceedings are instituted against the Property and the parties reasonably believe that such Proceedings will result in an award in excess of Two Hundred Fifty Thousand Dollars ($250,000), then Purchaser can elect to either take the Property subject to the Proceedings along with an assignment of Seller’s interest in the Proceedings or terminate this Agreement. If Purchaser elects to terminate this Agreement, it shall be by notice to the Seller within five (5) days after Seller notifies Purchaser of the Proceedings.

If this Agreement is terminated pursuant to the express termination provisions contained in Section 6(a) or 6(b), then the Earnest Money plus all accrued interest shall be delivered to the Purchaser, and except for those provisions that expressly survive the termination of this Agreement, neither party shall have any further obligation or liability hereunder.

AS-IS CONDITION.

Except as may hereinafter be specifically set forth in this Agreement, including the representations set forth in Section 18 of this Agreement or in the Closing Documents (as hereafter defined) to be delivered by Seller to Purchaser at Closing, Purchaser is not relying on Seller having made any inquiry as to the condition of the Property or the Leases. Purchaser acknowledges and agrees that it will be purchasing the Property based solely upon its inspection and investigations of the Property and that Purchaser will be purchasing the Property “AS IS” and “WITH ALL FAULTS” based upon the condition of the Property as of the date of this Agreement, subject to reasonable wear and tear and, subject to the provisions of Section 6, loss by fire or other casualty or condemnation from the date of this Agreement until the Closing Date. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth in Section 18 of this Agreement or in such Closing Documents, neither Seller nor its consultants, brokers or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property, including, but not limited to, any implied warranty as to the quality of the construction of the Property or its fitness for use as an apartment project, the condition of the Land or any of the Improvements, whether or not the Property is subject to airport corridor noise, the existence or nonexistence of asbestos, lead in water, lead in paint, radon, underground or above ground storage tanks, petroleum, toxic waste or any Hazardous Materials or Hazardous Substances (as such terms are defined below), the Tenants of the Property or the Leases affecting the Property, economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning, environmental or building laws, rules or regulations affecting the Property. Seller makes no representation that the Property complies with Title III of the Americans With Disabilities Act, the Fair Housing Act of 1968 as amended, or any fire codes, building codes or health codes. Purchaser hereby releases Seller, and together with all of their respective direct or indirect members, managers, partners, officers, directors, employees, representatives, agents, shareholders, trustees and/or beneficiaries and all their respective current and former affiliates, heirs, successors, assigns, predecessors, attorneys, agents and related entities (collectively referred to herein as the “Seller Related Parties”) from any and all liability in connection with any claims (including but not limited to all health and medical claims) which Purchaser may have against any of the Seller Related Parties, and, except with respect to any Claim (as hereafter defined) that Purchaser may have the right to assert pursuant and subject to the limitations set forth in Section 18 of this Agreement or in the Closing Documents, Purchaser hereby agrees not to assert any claims, for damage, loss, compensation, contribution, cost recovery or otherwise, against any of the Seller Related Parties, whether in tort, contract, or otherwise, relating directly or indirectly to the condition of the Property, including without limitation (i) claims attributable to indoor air quality issues, releases from building material and furnishings, releases from cleaning, repairing, or decorating activities, and the operation of heating and cooling systems and humidifiers; or (ii) claims relating to Hazardous Materials or Hazardous Substances on, or environmental conditions of, the Property, or arising under the Environmental Laws (as such term is hereinafter defined), or relating in any way to the quality of the indoor or outdoor environment at the Property, including radon, methane gas or any derivatives thereof; or (iii) claims relating to mold, fungus, bacteria and/or other biological growth or biological growth factors, or any other type of indoor contaminants that may exist on the Property; or (iv) claims relating to compliance with accessibility requirements; or (v) claims relating to latent or patent construction defects or any implied warranty as to fitness for use as an apartment project; or (vi) claims relating to the failure of any of the Seller Related Parties to disclose any information relating to the Property. As used in this Section the term “affiliates” means, with respect to the Seller Related Parties, any manager, member or partner of the Seller Related Parties, any other entity or person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Seller Related Parties or any manager, member or partner of the Seller Related Parties. As used in the previous sentence, “control” means the possession, directly or indirectly, of the power to cause the direction of the management of any Seller Related Party or any manager, member or partner of any Seller Related Party, whether through voting securities, by contract, family relationship or otherwise. This release shall forever survive the Closing and the delivery and recording of the Deed. As used herein, the term “Hazardous Materials” or “Hazardous Substances” means (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively the “Environmental Laws”); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzene derivative (BTEX), (M) petroleum byproducts and (N) methane gas or any of its derivatives.

Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this subsection, and discussed its import with legal counsel, is fully aware of its consequences, and that the provisions of this subsection are a material part of this Agreement; PROVIDED, HOWEVER, such release, waiver or discharge shall not apply and shall be of no force or effect for any claims arising out of Seller’s fraud or with respect to any claim that Purchaser may have the right to assert pursuant and subject to the limitations set forth in Section 0 of this Agreement or in the Closing Documents.

Purchaser’s Initials	/s/

Certain Seller Related Parties have provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Except as may be otherwise specifically set forth elsewhere in this Agreement, none of the Seller Related Parties makes any representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller’s operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases the Seller Related Parties from any liability with respect to such historical information.

Purchaser’s Initials	/s/

CLOSING. The closing (“Closing”) of this transaction shall be on January 26, 2018, (“Closing Date”), at which time Purchaser shall cause the Purchase Price (plus or minus prorations) to be delivered to Seller and Seller shall deliver possession of the Property to Purchaser. There shall be a “pre-closing” on the first business day immediately preceding the Closing Date (“Pre-Closing Date”). The parties shall submit all required Closing Documents to Escrow Agent no later than the Pre-Closing Date to allow Escrow Agent to review and approve all Closing Documents. Purchaser shall have the right to extend the Closing for a period not to exceed thirty (30) days from the original Closing Date, by placing an additional Two Hunderd Fifty Thousand and 00/100 Dollars ($250,000.00) with Escrow Agent by federally wired “immediately available” funds to be held in escrow by the Escrow Agent (such additional sums together with all prior deposits with Escrow Agent, shall be deemed part of the “Earnest Money” hereunder).

CLOSING DOCUMENTS.

On or before the Closing Date, Purchaser shall deliver to Escrow Agent the balance of the Purchase Price plus or minus prorations, in accordance with the closing statement.

Once the Closing has occurred and Seller has received the Purchase Price (plus or minus any prorations), Seller shall deliver to Purchaser possession of the Property, all keys used in connection with the Property, and copies of the Lease files (all of which will be made available at the Property).

On or before the Pre-Closing Date, Seller and Purchaser shall deliver to Escrow Agent or the other party, as applicable, executed originals of the following documents (the “Closing Documents”):

the Deed (in the form of Exhibit F attached hereto) executed and acknowledged by Seller, subject to the Permitted Exceptions (including any New Objectionable Exceptions (as herein defined) accepted or deemed accepted by Purchaser);

the Bill of Sale (in the form of Exhibit G attached hereto) which shall be executed by Seller and Purchaser;

closing statements prepared by Escrow Agent which shall be executed by Seller and Purchaser upon receipt thereof;

an assignment and assumption of all Service Contracts (in the form of Exhibit H attached hereto) which shall be executed by Seller and Purchaser;

an assignment and assumption of all Leases and security deposits (in the form of Exhibit I attached hereto) which shall be executed by Seller and Purchaser;

an updated rent roll certified by Seller as being true and accurate, to Seller’s knowledge, to the same effect as set forth in Section 18, as of the date and time thereof ;

a notice to the tenants of the transfer of title and the assumption by Purchaser of the landlord’s obligations under the Leases and the obligation to refund the security deposits (in the form of Exhibit J attached hereto), which shall be executed by Seller and Purchaser;

a non-foreign affidavit (in the form of Exhibit K attached hereto), executed by Seller;

an assignment of intangible property (in the form of Exhibit L attached hereto), which shall be executed by Seller and Purchaser;

an assignment of all transferable guaranties and transferable warranties relating to the Personal Property and an assignment of all assignable governmental permits, licenses and approvals covering the buildings and the Personal Property situated on the Property (in the form of Exhibit M attached hereto), which shall be executed by Seller and Purchaser;

the Prohibition Against Condominium Conversion Agreement in the form of Exhibit S, which shall be executed and acknowledged by Seller and Purchaser;

such other documents executed by Seller and/or Purchaser as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

SELLER’S RIGHT TO CURE. If on or prior to Closing, Purchaser discovers that any representation or warranty of Seller is untrue or misleading in any respect that would have a Material Adverse Effect on the Property, or that Seller is in default under this Agreement, or that Seller has failed to perform a required covenant in any material respect (collectively, a “Breach”), then Purchaser shall give Seller notice of such Breach (“Purchaser’s Breach Notice”). Upon receipt of Purchaser’s Breach Notice, Seller shall have the right to cure such Breach within ten days after receipt of such notice. If Purchaser fails to deliver Purchaser’s Breach Notice to Seller within two (2) business days after learning of such Breach, then Purchaser shall have waived its rights to assert any claims for a Breach. If Seller is unable to cure the Breach, then Seller shall so notify Purchaser (“Seller’s Breach Notice”). In such event, Purchaser can either waive the Breach or, upon notice to Seller within five (5) days after receipt of Seller’s Breach Notice, terminate this Agreement. In such event, the Earnest Money plus all interest accrued thereon shall be returned to the Purchaser, and except for those provisions that expressly survive the termination of this Agreement, neither party shall have any further obligation or liability hereunder.

DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF ANY DEFAULT BY PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER’S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY AND PURCHASER SHALL HAVE NO FURTHER RIGHTS TO PURCHASE THE PROPERTY, PROVIDED THAT THE FOREGOING SHALL NOT LIMIT SELLER’S RIGHT TO RECOVER FROM PURCHASER ANY AMOUNTS AS TO WHICH PURCHASER HAS INDEMNIFIED SELLER AS PROVIDED ELSEWHERE IN THIS AGREEMENT OR SELLER’S RIGHT TO RECOVER ATTORNEYS’ FEES (AS PROVIDED IN SECTION 34). THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES.

Seller’s Initials	/s/	Purchaser’s Initials	/s/

SELLER’S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER’S UNCURED INTENTIONAL FAILURE TO COMPLY WITH OR PERFORM, IN ANY MATERIAL RESPECT, ANY COVENANT REQUIRED HEREIN OR BECAUSE OF ANY INTENTIONAL BREACH OF A WARRANTY OR INTENTIONAL MISREPRESENTATION, PURCHASER’S SOLE REMEDY SHALL BE THE RIGHT TO SUE FOR ACTUAL EXPENSES DUE TO OR PAID TO THIRD PARTIES BY PURCHASER IN CONNECTION WITH THIS AGREEMENT (EXPRESSLY EXCLUDING LOST PROFITS AND CONSEQUENTIAL DAMAGES), NOT TO EXCEED ONE HUNDRED THOUSAND DOLLARS ($100,000) IN THE AGGREGATE AND THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL TERMINATE, AND EXCEPT FOR THOSE PROVISIONS THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO EACH OTHER AT LAW OR IN EQUITY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER’S DEFAULT IS ITS REFUSAL TO DELIVER THE DEED AND THE OTHER DOCUMENTS REQUIRED TO BE DELIVERED AT CLOSING, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE PROVIDED THAT PURCHASER ASSERTS SUCH CLAIM FOR SPECIFIC PERFORMANCE WITHIN SIXTY (60) DAYS FROM THE SCHEDULED CLOSING DATE SET FORTH IN SECTION 8.

Seller’s Initials	/s/	Purchaser’s Initials	/s/

PRORATIONS AND DELINQUENT RENTS.

Rents (exclusive of Delinquent Rent, as hereinafter defined, but including prepaid rents); refundable security deposits and interest thereon if required by law (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); water and other utility charges; fuels; prepaid operating expenses; real and personal property taxes; and other similar items shall be adjusted ratably as of 11:59 P.M. on the day preeding the Closing Date (“Proration Date”), and credited or debited to the balance of the cash due at Closing. All supplemental taxes and assessments attributable to the period prior to the Closing Date for the calendar year in which the Closing occurs shall be prorated to the Closing Date; provided, however, in no event shall Seller be charged with or (and Purchaser shall) be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made at any time from and after the Closing Date or any improvements constructed in respect of Seller’s rights under Section 6(a). Except as provided in Section 13(b), if the amount of any of the items to be prorated is not then ascertainable, the adjustment thereof shall be on the basis of the most recent ascertainable data and will be reconciled by Seller and Purchaser (i) when such data is available, but in no event later than one hundred twenty (120) days after the Closing Date, or (ii) with respect to any real estate taxes, within thirty (30) days of receipt of the final tax bill for the tax year in which Closing occurs. Any and all refunds pertaining to tax years prior to tax year for which real estate taxes are prorated at the Closing (a “Prior Year Refund”) belong to Seller and Purchaser agrees to remit to Seller any such Prior Year Refund received by Purchaser after the Closing Date promptly upon receipt, without setoff or adjustment. Notwithstanding any provision herein to the contrary, if any amounts are not prorated as of the Closing and such amounts relate to periods prior to the Closing Date, Seller and Purchaser shall prorate such amounts within one hundred twenty (120) days after the Closing Date. If special assessments have been levied against the Property for completed improvements, then the amount of any installments which are due prior to the Closing Date shall be paid by the Seller; and the amount of installments which are due after the Closing Date shall be paid by the Purchaser. All assessments for incomplete improvements shall be paid by Purchaser.

If, as of the Closing Date, basic rent is in arrears (“Delinquent Rent”) for the calendar month in which the Closing occurs, then Seller’s portion of the first rent collected by Purchaser during that calendar month will be delivered to Seller for the Delinquent Rent. If Delinquent Rent is in arrears for a period prior to the calendar month in which the Closing occurs, then rents collected by Purchaser shall first be applied to current rent and then to Delinquent Rent. Purchaser shall deliver Seller’s pro rata share within ten (10) days of Purchaser’s receipt of that Delinquent Rent. Section 13 of this Agreement shall survive the Closing and the delivery and recording of the Deed.

All apartment units at the Property that are vacated on or before the date that is five (5) business days prior to the Closing Date (each a "Vacant Unit") shall be in Rent Ready Condition. As used herein, “Rent Ready Condition” shall mean that such unit is ready for occupancy consistent with Seller’s past practice. At Purchaser’s request, on the Pre-Closing Date Seller and Purchaser shall jointly inspect the Property and shall mutually agree on a list of any Vacant Units that are not in Rent Ready Condition. If any Vacant Unit is not in Rent Ready Condition, then Purchaser agrees to proceed to Closing and receive a credit against the Purchase Price equal to One Thousand Dollars ($1,000) for each Vacant Unit that requires new carpeting and Five Hundred Dollars ($500) for any other Vacant Unit.

RECORDING. This Agreement shall not be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and shall be subject to the provisions of Section 11.

ASSIGNMENT. The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser’s interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Section 11. Seller hereby consents to an assignment to an entity, the ownership and control of which is held, directly or indirectly, in whole or in part, by one or more of the persons owning and controlling Purchaser. However, the entity initially named as Purchaser hereunder shall remain liable for all of the Purchaser’s obligations and undertakings set forth in this Agreement and the exhibits attached hereto. Purchaser shall notify Seller of any assignment no later than ten (10) business days prior to the Closing Date.

BROKER. The parties hereto acknowledge that Cushman & Wakefield (“Seller’s Broker”) is the only real estate broker involved in this transaction. The foregoing does not apply to any fee which may be paid by Seller to any affiliate of Seller or an exclusive broker engaged by an affiliate of Seller as a result of this transaction. Seller agrees to pay Seller’s Broker a commission or fee (“Fee”) pursuant to an agreement between Seller and Broker. Purchaser agrees to indemnify, defend and hold harmless the Seller Related Parties from all claims, including attorneys’ fees and costs incurred by a Seller Related Party as a result of anyone’s claiming by or through Purchaser any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. Purchaser does now and shall at all times consent to a Seller Related Party’s selection of defense counsel. Seller agrees to indemnify, defend and hold harmless the Purchaser and all shareholders, employees, officers and directors of Purchaser or Purchaser’s parent or affiliate (each of the above is individually referred to as a “Purchaser Related Party”) from all claims, including attorneys’ fees and costs incurred by a Purchaser Related Party as a result of anyone’s claiming by or through Seller any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. Seller does now and shall at all times consent to a Purchaser Related Party’s selection of defense counsel. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section shall forever survive the Closing and delivery and recording of the Deed or earlier termination of this Agreement.

DOCUMENTS AND INSPECTION OF PROPERTY.

Seller has delivered to originals or copies of the documents listed in Exhibit “D” (collectively the “Documents”), only to the extent that they are in Seller’s possession, provided, however, that nothing in this Section shall obligate Seller to obtain or prepare any such Documents to the extent they do not exist or are not in Seller’s possession. Further, delivery of any such Documents shall not constitute a representation or warranty as to the delivery, accuracy or completeness of any Documents described in such Exhibit or otherwise in Seller’s possession. Purchaser acknowledges receipt of all such Documents and that Seller has no obligation to provide any other documentation. Subject to the provisions set forth in Paragraph 4 above, upon reasonable notice to the Seller, the Purchaser shall have the right to inspect the condition of the Property during normal business hours provided that Purchaser shall provide Seller not less than two (2) business days advance notice of Purchaser’s intent to enter the Property and provided further that Purchaser’s entry shall be conducted in a manner which will minimize the impact on the Property and the tenants residing therein. Purchaser, its engineers, architects, employees, contractors and agents shall maintain public liability insurance policies (in an amount of combined single limit coverage of not less than One Million Dollars ($1,000,000) insuring against claims arising as a result of the inspections of the Property being conducted by Purchaser naming Seller and Cottonwood Residential as additional insureds. Prior to commencing any tests, studies and investigations, Purchaser shall deliver to Seller a certificate of insurance evidencing the existence of the aforesaid policies, however, Purchaser’s failure to deliver said certificate of insurance to Seller shall not in any way waive Purchaser’s obligation to maintain or cause to be maintained said public liability policies in accordance with the terms of the previous sentence. Purchaser agrees to indemnify, defend, protect and hold the Seller Related Parties harmless from any and all loss, costs, including attorneys’ fees, liability or damages which any of the Seller Related Parties may incur or suffer as a result of Purchaser’s conducting its inspection and investigation of the Property including the entry of Purchaser, its employees or agents and its lender onto the Property, including without limitation, liability for mechanics’ lien claims; provided, however, that Purchaser shall have no responsibility or liability for pre-existing conditions at the Property (or any diminution in value resulting from the discovery of any pre-existing conditions at the Property) or resulting from the negligence or misconduct of Seller or its property manager. In no event shall the foregoing indemnification include consequential or punitive damages. Purchaser’s rights under this Section shall not include the right to conduct any Phase II-type environmental audit or invasive or destructive testing of the Property (including, without limitation, any soil sampling, excavation or other physical testing) without Seller’s prior written approval (which approval shall not be unreasonably withheld or delayed) of the specific types and extent of such audit or testing and the entity which is to perform such audit or test; provided, however, in no event shall Purchaser have the right to perform (and Purchaser shall not perform) any test, investigation, drilling or other action involving or which may disturb or contaminate any ground water under or adjacent to the Property. If Seller’s on-site management personnel refuse to allow Purchaser to perform testing of the Improvements (invasive or otherwise), then Purchaser shall immediately deliver written notice to Seller of such refusal. Purchaser shall have the right to inspect the apartment units (collectively, the “Units”); provided, however, in no event shall Purchaser, without being accompanied by a representative of Seller, (i) contact any Tenant of the Property or (ii) enter any Unit whether or not occupied by a Tenant. Seller shall have the right, at its option, to cause a representative of Seller to be present at all on-site inspections, reviews and examinations conducted hereunder. Purchaser shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential pursuant to Section 35 below. Purchaser may inspect the Property and Units after the expiration of the Approval Period and prior to Closing, provided this Agreement is not sooner terminated in accordance with the terms set forth herein, provided further and notwithstanding anything contained in this Agreement to the contrary, any information learned or condition discovered by Purchaser after the expiration of the Approval Period shall not entitle or form the basis for Purchaser to terminate this Agreement because of any condition of the Property or the Units, or information related thereto, unless such termination is otherwise permitted under an express provision of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, Purchaser’s indemnity obligations under this Section shall forever survive the Closing and delivery and recording of the Deed or the earlier termination of this Agreement.

Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate; that numerous apartment complexes contain mold, water damage, fungi, bacteria and/or other biological growth or biological growth factors; and that the Property may contain mold, water damage, fungi, bacteria, and/or other biological growth or biological growth factors which Purchaser may not discover prior to the Closing. Purchaser agrees that in purchasing the Property from the Seller, it is assuming the risk that the Property may contain mold, water damage, fungi, bacteria, and/or other biological growth or biological growth factors even as a result of a patent or latent construction defect.

Purchaser agrees to restore any damage to the Property which may arise as a result of Purchaser’s inspection of the Property.

Purchaser shall not, directly or indirectly, cause any governmental agency, authority, department or employee to inspect any portion of the Property.

If at any time prior to the Closing, Purchaser discovers or is advised of any fact or circumstance which would cause a representation or warranty of Seller to be untrue or misleading, or with the passage of time would become untrue or misleading, then Seller’s representation shall be deemed modified to the extent of Purchaser’s knowledge prior to the Closing.

Upon execution of this Agreement and notwithstanding any right of Purchaser to visit or inspect the Property after the execution hereof, all Earnest Money plus the interest accrued thereon shall belong to Seller unless this Agreement has been terminated by Purchaser pursuant to a provision in this Agreement which expressly entitles Purchaser to a return of the Earnest Money, and it shall be conclusively presumed that Purchaser has (i) approved the Documents, the Survey, the condition of title to the Property, the condition of the Property, (ii) acknowledged and agreed that Purchaser has been given adequate access to inspect the Property, including the opportunity to conduct invasive testing to discover any patent or latent defects in or on the Property, examine the books and records relating to the Property; conduct interviews or take any other necessary steps to fully and adequately discover any and all latent or patent defects with the Property, (iii) acknowledged that it has the full and complete knowledge necessary to purchase the Property, or has chosen not to obtain the full and complete knowledge, although provided with the opportunity by Seller, and (iv) conducted, or had the opportunity to conduct, sufficient examination of the building, building envelope, building systems, building grounds, building components and surrounding conditions including but not limited to soils and the environmental condition of the Property.

Purchaser’s Initials	/s/

SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

Any reference in this Agreement to Seller’s knowledge or to the best of Seller’s knowledge shall mean solely such actual (and not constructive or imputed) knowledge or notice that as has actually been received by Douglas Pitts, Jr., who shall not have made, and who shall not have any duty to make, any inquiry of any kind with respect to such matters. Any knowledge or notice given, had or received by any of Seller’s agents, servants or employees (other than notice actually given to Douglas Pitts, Jr.) shall not be construed or imputed to Seller or its constituent entities or their owners. Douglas Pitts, Jr. shall have no personal liability to Purchaser or any other person or entity for any breach of any representation, warranty or covenant by Seller in this Agreement. Douglas Pitts, Jr. is acting for and on behalf of Seller and in a capacity as a representative of Seller or one or more of Seller’s affiliates and is in no manner expressly or impliedly making any representations in an individual capacity. Purchaser waives any right to sue or seek any personal judgment or claim against Douglas Pitts, Jr.

Subject to the limitations set forth in subparagraph (a) above, Seller makes the following representations, warranties and covenants, all of which are made to the best of Seller’s knowledge, as of the date of this Agreement:

Except as identified in the Title Commitment or in the Documents, Seller has not received any written notice from a governmental authority that the present use and occupancy of the Property is in violation of applicable building and zoning laws, where such violation has not been cured or otherwise waived.

Except as may be set forth on the tax bills, in the public records and/or the Title Commitment, there are presently no pending, and Seller has received no written notice of, special assessments of any nature with respect to the Property or any part thereof, nor has Seller received any written notice of any special assessments being contemplated.

The Rent Roll attached hereto as Exhibit O is true and accurate in all material respects as of the date and time thereof and, consistent with this representation, will be updated and certified prior to the Closing Date; provided, however, notwithstanding the foregoing to the contrary, Seller makes no representation or warranty with respect to the accuracy of the square footage figures set forth in the Rent Roll and Purchaser shall rely on its own investigations and due diligence regarding same.

Seller has not received written notice of any pending litigation affecting Seller or the Property, except as may be set forth on Exhibit P attached hereto.

The existing casualty insurance for the Property is for full replacement value.

This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms.

Seller does not have any employees on site at the Property.

The Property is connected with and has water, sewage disposal, telephone and electrical services.

Attached hereto as Exhibit Q is a list of all current Service Contracts (excepting the property management agreement which shall be terminated at Closing) entered into by Seller and/or its property manager or leasing agent relating to the management, maintenance, leasing or operation of the Property;

Seller hereby covenants that prior to the Closing:

Seller shall operate, lease and manage the Property (or to cause its property manager to do so) in at least the same manner that Seller (or its property manager, as the case may be) has heretofore operated, leased and managed the Property (wear and tear, and casualty excepted).

Seller will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, permit any material structural modifications or additions to the Property.

Seller will not remove any Personal Property, unless it is replaced by similar personal property of at least equal value.

Seller will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, enter into any new Service Contract unless such Service Contract can be terminated without cause upon thirty (30) days’ notice or less. Notwithstanding the foregoing, Seller shall not need the prior consent of Purchaser to enter into any contract to repair or restore damage to the Property as necessary in Seller’s commercially reasonable judgment where the safety of any Tenant of the Property is concerned or is otherwise required by any applicable law, ordinance or governmental body asserting jurisdiction over the Property.

(d)       Purchaser’s right to make a claim against Seller for a breach of an indemnity (except for Seller’s indemnity for a brokerage commission), representation, warranty or covenant under this Agreement or the Exhibits attached hereto (“Claim”) shall expire nine (9) months after the Closing (“Survival Date”) and may not be asserted as to any matter as to which Purchaser had knowledge prior to Closing, or was disclosed in any of the Documents. As to any Claim, Purchaser must: (i) notify Seller of the existence of the Claim in question prior to the Survival Date, which notification (“Claim Notice”) shall contain a reasonable description of the nature of the Claim or the facts, circumstances, conditions or events then known to Purchaser which give rise to the claim in question; and (ii) institute legal proceedings in a court of competent jurisdiction within sixty (60) days after the Survival Date (“Judicial Proceedings Date”). Any Claim for which a Claim Notice is not delivered by Purchaser to Seller on or prior to the Survival Date or for which legal proceedings are not instituted on or prior to the Judicial Proceedings Date shall be deemed to have been waived by Purchaser and rendered null and void and of no further force or effect. Seller’s total liability in the aggregate for all Claims shall not exceed Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000). Seller shall not be liable for any Claim(s) until the aggregate for all claims equals or exceeds Twenty Five Thousand Dollars ($25,000).

COMPLIANCE WITH OFAC.

To the best knowledge of Purchaser, Purchaser is in compliance with all laws, statutes, rules and regulations or any federal, state or local governmental authority in the United States of America applicable to Purchaser and all beneficial owners of Purchaser, including, without limitation, the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Purchaser agrees to make its policies, procedures and practices regarding compliance with the Orders available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

Neither Purchaser nor any beneficial owner of Purchaser:

is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

has been determined by competent authority to be subject to the prohibitions contained in the Orders;

is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

shall transfer or permit the transfer of any interest in Purchaser or any beneficial owner in Purchaser to any person who is or whose beneficial owners are listed on the Lists.

If Purchaser obtains knowledge that Purchaser or any beneficial owner in Purchaser has become listed on the Lists or has been indicted, arraigned, or detained (in a custodial manner) on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Purchaser and the Earnest Money shall be disbursed to Seller.

CONDITIONS PRECEDENT TO CLOSING.

In addition to any conditions provided in other provisions of this Agreement, Purchaser’s obligation to purchase the Property is and shall be conditioned on the following:

That at no time prior to the Closing shall any of the following have been done by or against or with respect to Seller: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; or (iii) an assignment for the benefit of creditors.

On the Closing Date, there shall not exist any uncured Objectionable Exception or New Objectionable Exception for which Seller has agreed to proceed with a title cure that would have a Material Adverse Effect on the Property (and that was not caused by Purchaser or its employees, agents, contractors or representatives). As used in this Agreement, the term “Material Adverse Effect” means any condition that would require expenditure of more than One Hundred Thousand Dollars ($100,000) to remedy or that negatively affects the rental income of the Property by more than Twenty Five Thousand Dollars ($25,000), calculated on an annual basis.

If the transaction contemplated hereby shall require authorization or approval of any governmental agency having jurisdiction, all such authorizations and approvals shall have been obtained and shall be in full force and effect on and as of the Closing Date. If such authorizations and approvals shall not have been obtained on or prior to the last day for Closing hereinabove provided, the Closing Date may be deferred, at the election of either party, for an additional period of time, not to exceed thirty (30) days, as shall be necessary to obtain any authorizations or approvals not then obtained.

On the Closing Date, no representation or warranty made by Seller under this Agreement shall be untrue in any respect that has a Material Adverse Effect on the Property.

If there is a failure of a condition precedent, Purchaser can either (i) waive such failure and close this transaction, or (ii) notify Seller within two (2) business days after Purchaser is aware of such failure that Purchaser has elected to terminate this Agreement and obtain a return of the Earnest Money. If Purchaser fails to so terminate this Agreement, Purchaser shall be deemed to have waived the right to assert such failure of condition. In event of termination, except for those provisions that expressly survive the termination of this Agreement, neither party shall have any further liability hereunder.

If Purchaser elects not to close because of an alleged failure of a condition precedent, then Purchaser shall first deliver to Seller a written statement setting forth in detail such failure prior to the Closing Date.

ENVIRONMENTAL AND OTHER REPORTS. Seller has delivered to Purchaser at Purchaser’s request the environmental and other reports (the “Reports”) listed on Exhibit R. Seller makes no representation or warranty that the Reports are accurate or complete. Purchaser hereby releases Seller from any liability whatsoever with respect to the Reports, including, without limitation, the matters set forth in the Reports or the accuracy and/or completeness of the Reports.

ORGANIZATIONAL DOCUMENTS. Prior to the Closing Date, Purchaser will provide Title Insurer with copies of its organizational documents as required by Title Insurer.

TIME OF ESSENCE. Time is of the essence as to each and every provision of this Agreement.

NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express or by facsimile or email (in the case of facsimile or email followed by delivering such notice using one of the other methods of delivery):

TO SELLER:	c/o	Courtelis Company
703 Waterford Way
Suite 800
Miami, Florida 33126
ATTN: Elias Vassilaros
(305) 261-4330
Fax (305) 261-4338
E-mail: e.vassilaros@courtelis.com

with a copy to:		Stephen Braun
Senior Vice President
J.I. Kislak, Inc.
7900 NW 154th Street
Miami, Florida 33016
(305) 364-4103
Fax (305) 894-3205
E-mail: sbraun@kislak.com

with a copy to:		Siegfried, Rivera, Hyman, Lerner,
De La Torre, Mars & Sobel, P.A.
201 Alhambra Circle, 11th Floor
Coral Gables, Florida 33134
attn: Oscar R. Rivera, Esq.
(305)442-3334
Fax (305) 443-3292
E-mail: orivera@srhl-law.com

AS TO PURCHASER:	Cardone Real Estate Acquisitions, LLC
18909 NE 29th Avenue
Aventura, Florida 33180
Attn: Grant Cardone
310/777-0255 (Phone)
E-mail: grant@cardoneacquisitions.com

with a copy to:	Wilson Cribbs + Goren, PC
2500 Fannin Street
Houston, Texas 77002
Attn: Anthony L. Marre
713/547-8511 (Phone)
E-mail: amarre@wcglaw.com

TO ESCROW AGENT:	Siegfried, Rivera, Hyman, Lerner,
De La Torre, Mars & Sobel, P.A.
201 Alhambra Circle, 11th Floor
Coral Gables, Florida 33134
attn: Oscar R. Rivera, Esq.
(305)442-3334
Fax (305) 443-3292
E-mail: orivera@srhl-law.com

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or on the same day if sent by facsimile, email or personal delivery before the close of business (5:00 P.M. Eastern Time), or the next day if sent by facsimile, email or personal delivery after the close of business (5:00 P.M. Eastern Time). Any such notice, demand or document not given, delivered or made by overnight courier, personal delivery, facsimile or email as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent.

EXECUTION OF AGREEMENT AND ESCROW AGREEMENT. This Agreement shall be executed and delivered by electronic means, with the same effect as an original. Handwritten signatures to this Agreement transmitted by facsimile or electronic transmission (for example a "PDF" file by electronic mail) shall be valid and effective to bind the party so signing. Purchaser and Seller shall each execute a copy of this Agreement and the Escrow Agreement and forward them to the Escrow Agent. Purchaser shall deposit with the Escrow Agent the Earnest Money as and when required herein. This Agreement shall become effective upon execution by both parties and release from escrow.

GOVERNING LAW/VENUE. The provisions of this Agreement shall be governed by the laws of the state of Florida and venue for all actions shall lie in Orange County, Florida.

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

CAPTIONS. Section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

NON-BUSINESS DAYS. Whenever action must be taken (including the giving of notice of the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” means any day other than a Saturday, Sunday or federal holiday.

SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

INTENTIONALLY OMITTED.

NO WAIVER. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

ATTORNEYS’ FEES. In the event either party commences legal proceedings against the other party pursuant to any right to do so under this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs at all administrative, trial and appellate levels. The provisions of this Section shall survive the Closing and delivery of the Deed.

TAX DEFERRED EXCHANGE. Purchaser and Seller may use the Property in connection with a 1031 or 1033 tax deferred exchange (“Exchange”). The parties agree to cooperate with each other and will execute such documents as may reasonably be required by each other in order to effectuate an Exchange, provided that no later than five (5) business days prior to the Closing Date, the party (“Exchange Party”) seeking to effectuate an Exchange, delivers to the other party (“Cooperating Party”) copies of all of the documents which the Cooperating Party is required to execute in order to effectuate an Exchange. The Cooperating Party will not assume any liability or cost in connection with an Exchange and the Closing will not be delayed in order to effectuate an Exchange. Either party’s inability to obtain any benefits for an Exchange under Sections 1031 or 1033 of I.R.C. will not relieve such party of any of its obligations under this Agreement. The Exchange Party hereby agrees to indemnify, defend and hold the Cooperating Party harmless from any damages, costs or claims incurred by reason of the Exchange. The provisions of this Section shall survive the Closing and delivery and recording of the Deed.

CONFIDENTIALITY. Purchaser and Seller each hereby agree to keep the terms and conditions of this Agreement and any information obtained with reference to the Property, including but not limited to the Reports, confidential, provided that the parties may reveal such information regarding the terms and provisions of this Agreement as may be necessary in their reasonable discretion to comply with the provisions of this Agreement or in the ordinary course of business. Nothing in this Section 36, however, shall prohibit (a) the parties from making disclosures to their respective legal counsel, certified public accountants, professional advisors, current and prospective lenders and financial partners and investors, (b) the parties from making disclosures that are otherwise required as a matter of law (including, without limitation, any determination by Seller or any of its direct or indirect owners that such disclosure is made to comply with, securities laws, the freedom of information act or any public records act), (c) the parties from making disclosures in connection with asserting or defending any action relating to the Property or this Agreement, or (d) Seller or its brokers from announcing the sale of the Property. This Section 36 shall survive the Closing and the delivery and recording of the Deed or earlier termination of this Agreement.

RESTRICTION ON CONVERSION OF THE PROPERTY TO CONDOMINIUM. Purchaser represents that it is purchasing the Property as an apartment rental project and agrees not to convert the Property to condominiums prior to the date which is ten years following the Closing Date, as may be extended as provided herein. Purchaser acknowledges that Seller is relying on this representation as partial consideration of the Purchase Price, and on the Closing Date will execute the Prohibition Against Condominium Conversion Agreement attached hereto as Exhibit S (the “Condominium Agreement”) which will be recorded prior to the recording of the Deed. The provisions of this Section shall survive the Closing and delivery and recording of the Deed.

SURVIVAL OF INDEMNIFICATION. Notwithstanding anything contained in this Agreement to the contrary, all of Purchaser’s indemnity obligations contained in this Agreement and the Exhibits attached hereto shall forever survive the Closing and the delivery and recording of the Deed or the earlier termination of this Agreement.

MISCELLANEOUS PROVISIONS. This Agreement shall not be construed more strictly against any party merely by virtue of the fact that the same has been prepared by such party or its counsel, it being recognized that each party hereto has contributed substantially and materially to the preparation of this Agreement, and that each party hereto acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other parties hereto in entering into this Agreement.

Except as to those obligations which specifically survive the Closing, all of Seller’s other obligations hereunder shall merge with the Deed. In the event of a dispute, the parties hereto waive a trial by jury.

DISCONTINUANCE OF MARKETING. On and after the date hereof until this Agreement is terminated, Seller agrees to cease marketing the Property and not enter into any letter of intent or contract of sale for the Property with any third party unless such agreements are subject and subordinate to this Agreement between Purchaser and Seller.

JOINT AND SEVERAL LIABILITY OF PURCHASER. In the event more than one person and/or entity executes or becomes a party to this Agreement as Purchaser, including by assignment, each such person and/or entity which comprises Purchaser under this Agreement shall be jointly and severally liable for all of the obligations, covenants and liabilities and shall jointly exercise any rights or remedies available under this Agreement and any exhibit hereto.

RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ENERGY EFFICIENCY RATING. In accordance with §553.996, Florida Statutes, Seller hereby notifies Purchaser of Purchaser’s option to obtain an energy-efficiency rating on the buildings on the Land. Seller makes no representations or warranties as to any such energy-efficiency rating. Such information shall not constitute a basis for any claims against Seller with respect to the disclosures required under the Florida Building Energy-Efficiency Rating Act, nor shall Seller be liable or responsible to Purchaser for its reliance on any energy-efficiency rating obtained by Purchaser on its behalf.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

PURCHASER:

CARDONE REAL ESTATE ACQUISITIONS, LLC, a Delaware limited liability company

/s/
Printed Name:	Grant Cardone
Title:	Sole Managing Member

SELLER:

JY-TV ASSOCIATES, LLC a Florida limited liability company, by Courtelis Promenade Associates, LLC, by Newcaster Devcorp, Inc, managing member

By:	/s/
Elias Vassilaros
Executive Vice President

CUSHMAN AND WAKEFIELD (“Broker”) executes this Agreement in its capacity as real estate broker and acknowledges that the fees or commissions (“Fees”) due to it as a result of the transaction described in this Agreement are the amounts as set forth in the agreement between Broker and Seller. Broker also acknowledges that payment of the aforesaid Fees is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Broker agrees to deliver a receipt to Seller at the Closing for its Fee and a release stating that no other fees or commissions are due to such Broker from Seller.

CUSHMAN & WAKEFIELD

By:	/s/
By:	Wanda Riley, Florida Director of Operations

FIRST AMENDMENT TO AGREEMENT OF SALE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE dated as of December 28, 2017 between CARDONE REAL ESTATE ACQUISITIONS, LLC, a Delaware limited liability company ("Purchaser") and JY-TV ASSOCIATES, LLC, a Florida limited liability company ("Seller") ("First Amendment").

RECITALS

A. Seller and Purchaser entered into an Agreement of Sale dated December 13, 2017 (the "Agreement") for the purchase and sale of that certain parcel of real property commonly known as the MURANO APARTMENTS located in Orlando, Florida, as more particularly described therein.

B. Seller and Purchaser wish to amend the terms of the Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I.            The Due Diligence Period set forth in Section 4 of the Agreement is amended to replace "December 29, 2017" with "January 10, 2018".

2.           Section 2(c) of the Agreement is deleted and replaced in its entirety as follows:

On or before January 2, 2018, the Purchaser shall deliver an additional sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars to Escrow Agent by federally wired "immediately available" funds to be held in escrow by the Escrow Agent (such additional deposit together with the initial Earnest Money deposit shall, following such deposit, be deemed the "Earnest Money" hereunder).

3.           Continuation. Except as expressly amended and modified pursuant to the terms of this First Amendment, the Agreement continues in full force and effect. In the event of any conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall govern. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

4.           Execution. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. This First Amendment can be signed electronically or delivered by pdf copy sent by email.

[signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

SELLER:

JY-TV ASSOCIATES, LLC
a Florida limited liability company, by
Courtelis Promenade Associates, LLC,
by Newcaster Devcorp, Inc.,
managing member

By:	/s/
Elias Vassilaros
Executive Vice President

PURCHASER:

CARDONE ESTATE ACQUISITIONS,
LLC, a Delaware limited liability company

By:	/s/

Printed Name: Grant Cardone
Title: Managing Member

SECOND AMENDMENT TO AGREEMENT OF SALE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Second Amendment") is made to be effective as of January 10, 2018, between CARDONE REAL ESTATE ACQUISITIONS, LLC, a Delaware limited liability company ("Purchaser") and JY-TV ASSOCIATES, LLC, a Florida limited liability company ("Seller").

RECITALS

A.          Seller and Purchaser entered into an Agreement of Sale dated December 13, 2017, as amended by that certain First Amendment to Agreement of Sale dated December 28, 2017 (as amended, the "Agreement") for the purchase and sale of that certain parcel of real property commonly known as the MURANO APARTMENTS located in Orlando, Florida, as more particularly described therein.

B.          Seller and Purchaser wish to amend the terms of the Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Purchase Price Reduction. The Purchase Price set forth in Section I of the Agreement is amended to be FIFTY MILLION ONE HUNDRED FIFTY THOUSAND AND 00/l 00 Dollars ($50,150,000.00).

2.           Waiver of Contingencies. Purchaser acknowledges timely receipt of Seller's Title Response pursuant to Section 3 of the Agreement, and waives its right under said Section 3 to terminate the Agreement in response thereto and receive a return of the Earnest Money. Further, Purchaser acknowledges the expiration of its right to terminate the Agreement and receive a refund of the Earnest Money pursuant to Section 4 of the Agreement. The Earnest Money is wholly non-refundable, unless the Agreement is terminated by Purchaser pursuant to another provision in the Agreement which expressly entitles Purchaser to a return of the Earnest Money.

3.           Continuation. Except as expressly amended and modified pursuant to the terms of this Second Amendment, the Agreement continues in full force and effect. In the event of any conflict between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall govern. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

4.           Execution. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. This Second Amendment can be signed electronically or delivered by pdf copy sent by email.

[signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

SELLER:

JY-TV ASSOCIATES, LLC
a Florida limited liability company, by
Courtelis Promenade Associates, LLC,
by Newcaster Devcorp, Inc,
managing member

By:	/s/
Elias Vassilaros
Executive Vice President

PURCHASER:

CARDONE ESTATE ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/

Printed Name: Grant Cardone
Title: Managing Member

EXHIBITS

A	-	Legal Description
B	-	[Intentionally Deleted]
C	-	Escrow Agreement
D	-	[Intentionally Deleted]
E	-	[Intentionally Deleted]
F	-	Special Warranty Deed
G	-	Bill of Sale
H	-	Assignment and Assumption of Service Contracts
I	-	Assignment and Assumption of Leases and Security Deposits
J	-	Notice to Tenants
K	-	Non-Foreign Affidavit
L	-	Assignment of Intangible Property
M	-	Assignment of Guaranties, Warranties, Permits, Licenses and Approvals
M-1	-	[Intentionally Deleted]
N	-	[Intentionally Deleted]
O	-	[Intentionally Deleted]
P	-	Litigation
Q	-	[Intentionally Deleted]
R	-	Environmental and Other Reports
S	-	Prohibition Against Condominium Conversion Agreement
T	-	[Intentionally Deleted]

EXHIBIT “A”

LEGAL DESCRIPTION

A PORTION OF LOT 3, GRANDE LAKES NE QUADRANT, AS RECORDED IN PLAT BOOK 66, PAGES 19 THROUGH 24, INCLUSIVE, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE SOUTHWEST CORNER OF ORANGEWOOD PUMP STATION AS RECORDED IN OR BOOK 4164, PAGE 1606, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA; THENCE N89°52'44"E ALONG THE SOUTH LINE OF SAID PUMP STATION 130.00'; THENCE N00°07'16"W ALONG THE EAST LINE OF SAID PUMP STATION 130.00' TO THE SOUTH RIGHT OF WAY OF TAFT VINELAND ROAD, AS RECORDED IN OR BOOK 6097, PAGE 50, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA; THENCE ALONG SAID SOUTH RIGHT OF WAY THE FOLLOWING TWO (2) COURSES: N89°52'44"E, 505.77' TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTH; THENCE RUN EASTERLY ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 2,150.00', A DELTA OF 06°27'17" AND ARC DISTANCE OF 242.21', TO A POINT ON THE WEST RIGHT OF WAY LINE OF GRANDE LAKES BOULEVARD, AS RECORDED IN PLAT BOOK 66, PAGES 19 THROUGH 24, INCLUSIVE, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA; THENCE ALONG SAID WEST RIGHT OF WAY THE FOLLOWING FOUR (4) COURSES: THENCE S52°13'09"E, 48.91'; THENCE S07°53'32"E, 162.15', TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE EAST; THENCE RUN SOUTHERLY ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 1,000.00', A DELTA OF 06°11'17", AND AN ARC DISTANCE OF 108.00' TO A POINT OF TANGENCY; THENCE S14°04'49"E, 142.20'; THENCE LEAVING SAID RIGHT OF WAY LINE RUN S82°48'27"W, 454.18'; THENCE S25°05'18"W, 36.24'; THENCE N69°44'18"W, 149.70'; THENCE S75°28'02"W, 65.17'; THENCE N34°12'56"W, 25.10'; THENCE N87°44'00"W, 312.36' TO A POINT ON THE EAST RIGHT OF WAY OF VALENCIA WATER CONTROL DISTRICT CANAL, AS RECORDED IN OR BOOK 4110, PAGE 267, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA, ALSO BEING A POINT ON THE WEST LINE OF SAID LOT 3, AND A POINT ON A NON-TANGENT CURVE CONCAVE TO THE WEST; THENCE RUN ALONG SAID EAST RIGHT OF WAY OF VALENCIA WATER CONTROL DISTRICT CANAL AND WEST LINE OF SAID LOT 3 THE FOLLOWING TWO (2) COURSES: THENCE RUN NORTHERLY ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 3,532.00', A DELTA OF 02°25'20", AN ARC DISTANCE OF 149.32', AND A CHORD BEARING OF N01°04'55"E TO A POINT OF TANGENCY; THENCE N00°07'16"W, 160.80' TO THE POINT OF BEGINNING.

TOGETHER WITH:

APPURTENANT EASEMENT RIGHTS DECLARED, CREATED AND GRANTED PURSUANT TO THAT DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND RESERVATIONS FOR GRANDE LAKES MASTER STORMWATER MANAGEMENT SYSTEM RECORDED AUGUST 7, 2003 IN OFFICIAL RECORDS BOOK 7038, PAGE 2091, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND

APPURTENANT EASEMENT RIGHT DECLARED, CREATED AND GRANTED PURSUANT TO THAT DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR GRANDE PLAZA MAINTENANCE ASSOCIATION, INC. RECORDED SEPTEMBER 6, 2005 IN OFFICIAL RECORDS BOOK 8173, PAGE 3806, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND

APPURTENANT EASEMENT RIGHTS DECLARED, CREATED AND GRANTED PURSUANT TO THAT DECLARATION OF EASEMENTS RECORDED AUGUST 7, 2006 IN OFFICIAL RECORDS BOOK 8791, PAGE 1564; AMENDMENT RECORDED OCTOBER 2, 2006 IN OFFICIAL RECORDS BOOK 8893, PAGE 1892; SECOND AMENDMENT RECORDED JANUARY 11, 2007 IN OFFICIAL RECORDS BOOK 9060, PAGE 4360; THIRD AMENDMENT RECORDED APRIL 14, 2008 IN OFFICIAL RECORDS BOOK 9658, PAGE 3700, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND

EASEMENT RIGHTS FOR INSTALLATION, MAINTENANCE, INGRESS, EGRESS, UTILITIES, SIGNAGE AND DRAINAGE PURPOSES GRANTED UNDER THE CANAL CROSSING EASEMENT RECORDED APRIL 20, 2007 IN OFFICIAL RECORDS BOOK 9222, PAGE 802, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

EXHIBIT "C"

ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made and entered into on this 13th day of December, 2017, by and among CARDONE REAL ESTATE ACQUISITIONS, LLC, a Delaware limited liability company (the "Purchaser"), JY-TV ASSOCIATES, a Florida limited liability company (the "Seller"), and ___  Siegfried, Rivera, Hyman, Lerner, De La Torre, Mars & Sobel, P.A., 8211 West Broward Blvd., Suite 250, Plantation, FL 33324, Attn: Oscar R. Rivera, Esq. (the "Escrow Agent");

WITNESSETH:

WHEREAS, Seller and Purchaser have entered into an Agreement of Sale of even date herewith (the "Agreement"), providing for the sale by Seller of property located in Orlando, Florida and known MURANO APARTMENTS as (the "Property"); and

WHEREAS, the parties wish to enter into this Escrow Agreement to provide for the holding and disposition of the earnest money under the Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.           On the first business day following the execution of this Escrow Agreement, Purchaser shall deliver to Escrow Agent, by federally wired “immediately available” funds, the amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars (the "Earnest Money"). Escrow Agent shall acknowledge receipt of Earnest Money. The Earnest Money is non-refundable to Purchaser except pursuant to a provision of the Agreement which expressly permits Purchaser to terminate the Agreement. Within one (1) business day following the expiration of the Due Diligence Period, as defined in the Agreement, the Purchaser shall deliver an additional sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars to Escrow Agent by federally wired “immediately available” funds to be held in escrow by the Escrow Agent. Such additional funds together with the initial Earnest Money deposit shall, following such deposit, be deemed the “Earnest Money” under the Agreement.

1.           On January 26, 2018 or at such other date as Seller and Purchaser may, in writing, advise Escrow Agent is the applicable date (the "Closing Date"), Escrow Agent shall deliver the Earnest Money to Seller and when Escrow Agent is in receipt of sufficient funds to enable Escrow Agent to close and is irrevocably committed to issue the Owner's Title Policy in conformity with the title commitment or pro-forma policy as approved by Purchaser, then Escrow Agent shall disburse the funds in accordance with a closing statement executed by Purchaser and Seller ("Closing Statement"). Escrow Agent is authorized to release Seller's documents and record the Deed when Escrow Agent is irrevocably committed to disburse the funds in accordance with the Closing Statement without the necessity of further instruction. However, if Purchaser has delivered a Termination Notice to Escrow Agent, on or before the Closing Date (as defined in the Agreement), in substantially the form of Exhibit A, subscribed and sworn to by Purchaser, specifying either the default or defaults of Seller or Purchaser’s reason for termination as permitted under the Agreement, then Escrow Agent shall deliver the funds to Purchaser unless it receives a written objection from Seller within two (2) business days after Escrow Agent’s receipt of the Termination Notice (together with a reasonable description of the basis for Seller’s objection), in which case Escrow Agent shall continue to hold the funds until advised in writing by both Seller and Purchaser or until directed by judicial order to disburse the funds.

2.           All funds shall be held by Escrow Agent in an interest-bearing account, in a financial institution which has FDIC insurance. Interest shall accrue to the benefit of the party entitled to the Earnest Money pursuant to the Agreement.

3.           It is agreed that the Escrow Agent shall have no obligation or liability hereunder except as a depository to retain the cash which may be deposited with it hereunder and to dispose of the same in accordance with the terms hereof. The Escrow Agent shall be entitled to rely and act upon any written instrument received by it from either party, and if a limited liability company, purporting to be executed by a managing member, and if a corporation, purporting to be executed by an officer thereof, and if a partnership, purporting to be executed by a general partner thereof and shall not be required to inquire into the authority of such managing member, officer or partner or the correctness of the facts stated in said instrument. Upon disposition by the Escrow Agent, in accordance with the terms hereof, of the cash deposited with the Escrow Agent hereunder, the Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

4.           The Escrow Agent shall receive an escrow fee in the amount of $1,500.00, which fee shall be equally shared by Purchaser and Seller.

5.           In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold any and all cash then in its possession hereunder until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction.

6.           Any notice which any party may be required or may desire to give hereunder shall be deemed to have been duly given when personally delivered, against receipt therefor signed by the party to whom the notice is given, or with respect to any party other than the Escrow Agent, on the next business day if sent by overnight courier, or on the same day if sent by email before the close of business (5:00 P.M. Eastern Time), or the next day if sent by email after the close of business (5:00 P.M. Eastern Time), or on the fourth business day after mailing by certified or registered mail, postage prepaid, addressed as set forth below, or to such other address as a party hereto may designate by a notice to the other parties. Any notice mailed or given to the Escrow Agent shall be deemed given only when received.

TO SELLER:
JY-TV ASSOCIATES
	c/o	Courtelis Company
703 Waterford Way
Suite 800
Miami, Florida 33126
ATTN: Elias Yassilaros
(305) 261-4330
(305) 261-4338
E-mail: e.vassilaros@courtelis.com

with a copy to:		Stephen Braun
Senior Vice President
J.I. Kislak, Inc.
7900 NW 154th Street
Miami, Florida 33016
Fax (305) 364-4103
Fax (305) 894-3205
E-mail: sbraun@kislak.com

with a copy to:		Siegfried, Rivera, Hyman, Lerner,
De La Torre, Mars & Sobel, P.A.
201 Alhambra Circle, 11th Floor
Coral Gables, Florida 33134
Attn: Oscar R. Rivera, Esq.
305-442-3334
(305) 443-3292
E-mail: orivera@srhl-law.com

AS TO PURCHASER:
Cardone Real Estate Acquisitions, LLC
18909 NE 29th Avenue
Aventura, Florida 33180
Attn: Grant Cardone
310/777-0255 (Phone)
E-mail: grant@cardoneacquisitions.com

with a copy to:	Wilson Cribbs + Goren, PC
2500 Fannin Street
Houston, Texas 77002
Attn: Anthony L. Marre
713/547-8511 (Phone)
E-mail: amarre@wcglaw.com

TO ESCROW AGENT:	Siegfried, Rivera, Hyman, Lerner,
De La Torre, Mars & Sobel, P.A.
201 Alhambra Circle, 11th Floor
Coral Gables, Florida 33134
attn: Oscar R. Rivera, Esq.
(305)442-3334
Fax (305) 443-3292
E-mail: orivera@srhl-law.com

7.           The Escrow Agent hereby agrees to accept, as Escrow Agent hereunder, all cash deposited hereunder, and agrees to hold and dispose of said cash deposited hereunder in accordance with the terms and provisions hereof, to all of which terms and provisions the Escrow Agent hereby consents and agrees.

8.           This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

9.           This Escrow Agreement shall be executed and delivered by electronic means, with the same effect as an original. Handwritten signatures to this Agreement transmitted by facsimile or electronic transmission (for example, a "PDF" file by electronic mail) shall be valid and effective to bind the party so signing. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10.         Wiring Instructions for the Escrow Agent and a W-9 and Investment Form to be executed by the Purchaser or Seller (as appropriate) are attached to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.

SELLER:

JV-TV ASSOCIATES, a Florida
limited liability company, by Courtelis Promenade
Associates, LLC, by Newcaster Devcorp, Inc, managing member

By:	/s/
Elias Vassilaros
Executive Vice President

PURCHASER:

CARDONE REAL ESTATE ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/
Name:	Grant Cardone
Title:	Sole Managing Member

ESCROW AGENT:

Siegfried, Rivera, Hyman, Lerner, De La Torre, Mars & Sobel, P.A.

By:	/s/
Name:	Oscar R. Rivera
Title:	Principal

Exhibit “F”

Deed

This instrument prepared by:

Oscar R. Rivera, Esq.
Siegfried Rivera Hyman Lerner
De La Torre, Mars & Sobel, P.A.
201 Alhambra Circle, 11th Floor
Miami, FL 33134

After recording return to:

Siegfried Rivera Hyman Lerner
De La Torre, Mars & Sobel, P.A.
201 Alhambra Circle, 11th Floor	FOR RECORDER'S USE ONLY
Miami, FL 33134
Folio Number: 09-24-29-3051-03-000

SPECIAL WARRANTY

DEED

This Special Warranty Deed, made this 20th day of February, 2018, between JY-TV ASSOCIATES, LLC, a Florida limited liability company, whose post office address is 703 Waterford Way, Suite 800, Miami, FL 33126, ("Grantor") and MURANO 240, LLC, a Delaware limited liability company ("Grantee") whose permanent address is 18909 NE 29th Avenue, Aventura, FL 33180.

WITNESSETH, that Grantor, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and good and valuable consideration in hand paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, and by these presents does GRANT, BARGAIN, SELL, ALIEN, REMISE, RELEASE, CONVEY AND CONFIRM unto the Grantee, and its successors and assigns FOREVER, all that certain land, situated, lying and being in the County of Orange, State of Florida, being more particularly described as follows:

See Attached Exhibit “A” for Legal Description (the "Land") and the Property (as defined in Exhibit “A”, attached hereto and incorporated herein for all purposes.

TO HAVE AND TO HOLD the Property in fee simple forever subject to the exceptions set forth on Exhibit “B” attached hereto and incorporated herein for all purposes.

And Grantor, for itself, and its successors, does covenant with Grantee, its successors and assigns, that it has good and lawful authority to sell and convey the Property; that it hereby specially warrants the title to such Property and will defend the same against the lawful claims of all persons claiming by, through or under Grantor, but against none other.

IN WITNESS WHEREOF, said Grantor has caused its name to be signed to these presents on the day and year first above written.

Signed, sealed and delivered in the
presence of:	JY-TV ASSOCIATES, LLC, a Florida limited liability company

/s/	By:	COURTELIS PROMENADE
Witness Signature		ASSOCIATES, LLC, its manager

Maria Obregon
Printed Name:		By:	NEWCASTER DEVCORP., INC., its managing member

/s/		By:	/s/
Witness Signature		Name: Elias Vassilaros
Title: Executive Vice President
Rehana Nazir
Printed Name:

NOTARY ACKNOWLEDGMENT

State of Florida	)
County of Miami-Dade	)

The foregoing instrument was acknowledged before me this 8th day of February 2018, by ELIAS VASSILAROS, Executive Vice President of Newcaster Devcorp., Inc., managing member of Courtelis Promenade Associates, LLC, manager of JY-TV Associates, LLC, a Florida limited liability company, on behalf of such limited liability companies and corporation, who is personally known or has produced a driver’s license as identification.

/s/
Notary Public
Printed Name:	Rehana Nazir
Serial Number (if any):

My commission expires:

May 10, 2020

EXHIBIT “B”

PERMITTED EXCEPTIONS

1.	Subject property abuts a drainage right-of-way and by reason thereof, exception is taken to the rights of adjacent parcel owners for drainage and maintenance upon the waters of canal and retention area (Easement Parcel: CANAL CROSSING EASEMENT RECORDED APRIL 20, 2007 IN OFFICIAL RECORDS BOOK 9222, PAGE 802, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA).

2.	Conditions, use restrictions and reservations set forth under the Notice of Restrictions on Real Estate recorded June 30, 1972 in O.R. Book 2244, Page 736, Public Records of Orange County, Florida.

3.	Covenants, conditions, restrictions, easements and all other matters contained on the Plat of Grande Lakes NE Quadrant, as recorded in Plat Book 66, Pages 19 through 24, Public Records of Orange County, Florida.

4.	Water Reuse Agreement by and between Orange County, Florida and Orlando Resort A Associates Limited Partnership and Orlando B Resort B Associates Limited Partnership recorded March 28, 1995 in O.R. Book 4871, Page 3401, Public Records of Orange County, Florida.

5.	Project ABC Transportation Impact and Developer's Agreement by and between Orange County, Florida and SC Orlando, L.L.C. recorded March 2, 2000 in O.R. Book 5952, Page 4835, Public Records of Orange County, Florida.

6.	Non-Exclusive Drainage Easement and Joint Utilization Agreement by and between SC Orlando, L.L.C., and Orange County recorded September 28, 2000 in O.R. Book 6097, Page 57 and Amendment thereto recorded under Instrument Number 20160056668, Public Records of Orange County, Florida.

7.	Agreement Regarding Allocation of Development Rights and Entitlements and Restrictive Covenants between Thi III GL Investments, L.L.C. and Thi III GL Land Corporation and SC Orlando, L.L.C. recorded July 26, 2001 in O.R. Book 6310, Page 2194; First Amendment to and Partial Release from Agreement Regarding Allocation of Development Rights and Entitlements and Restrictive Covenant recorded in O.R. Book 6650, Page 401; Assignments of Development Rights and Entitlements recorded in O.R. Book 7038, Page 2289, O.R. Book 7038, Page 2321 and O.R. Book 10876, Page 191, Public Records of Orange County, Florida.

8.	Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System recorded August 7, 2003 in O.R. Book 7038, Page 2091, Public Records of Orange County, Florida, which contain provisions creating Drainage Easements, Emergency Drainage Easements, Conservations Easements, Access Easements, Future Drainage Easements, Developer Modification of Easements and Maintenance of Drainage Easements, together with provisions creating Assessments including the power to levy and impose Special Assessments.

9.	Easement for drainage, utility and sidewalk purposes set forth in Drainage, Utility and Sidewalk Easement in favor of Orange County, Florida recorded in O.R. Book 7365, Page 4936, Public Records of Orange County, Florida.

10.	Non-exclusive easement for utility and access purposes as set forth under Utility and Access Easement in favor of Orange County, Florida recorded in O.R. Book 7365, Page 4964, Public Records of Orange County, Florida.

11.	South Florida Water Management District Environmental Resource Permit Notice recorded in O.R. Book 7780, Page 787, Public Records of Orange County, Florida.

12.	Covenants, conditions, restrictions and easements set forth under the Declaration of Covenants, Conditions and Restrictions for Grande Plaza Maintenance Association, Inc. recorded in O.R. Book 8173, Page 3806, Public Records of Orange County, Florida, which contain provisions creating Stormwater Drainage Easements, Conservation Easements, Buffer Easements, and Continuous Maintenance Easements by the Association, Owner Obligations and provisions for assessments.

13.	Declaration of Easements recorded in O.R. Book 8791, Page 1564 and Amendments recorded in O.R. Book 8893, Page 1892; O.R. Book 9060, Page 4360 and O.R. Book 9658, Page 3700, Public Records of Orange County, Florida, granting certain easement rights for access, utilities, stormwater drainage and retention, sewer and signage, and to reserve certain rights for access and utilities, and the terms and conditions set forth therein.

14.	Terms and Conditions contained in the Canal Crossing Easement in favor of John Young & Central Florida Parkway, LLC and Grande Lakes Storage, LLC recorded April 20, 2007 in O.R. Book 9222, Page 802, Public Records of Orange County, Florida.

15.	Easement to install, operate and maintain in perpetuity such facilities to provide electric energy and service and communication systems as set forth under the Distribution Easement in favor of Florida Power Corporation d/b/a Progress Energy Florida, Inc. contained in instrument recorded September 26, 2007, under O.R. Book 9450, Page 1536, Public Records of Orange County, Florida.

16.	South Florida Water Management District Environmental Resource Permit Notice recorded in O.R. Book 9591, Page 4420, Public Records of Orange County, Florida, containing conditions.

17.	Right-of-way and easement for utility purposes as set forth under the Utility Easement in favor of Orange County recorded March 21, 2008 in O.R. Book 9635, Page 3895, Public Records of Orange County, Florida.

18.	Restrictions contained in the Special Warranty Deed recorded in O.R. Book 7038, Page 2237, Public Records of Orange County, Florida, as affected by Final Judgment of Declaratory Relief recorded in O.R. Book 10762, Page 7577 re-recorded in O.R. Book 10764, Page 9172 and as affected by Consent by Marriott International, Inc., a Delaware corporation recorded August 25, 2014 in O.R. Book 10795, Page 2100, Public Records of Orange County, Florida.

19.	Real Estate Restrictions Agreement recorded in O.R. Book 9658, Page 3677, re-recorded in O.R. Book 9665, Page 4414, Public Records of Orange County, Florida, as affected by Final Judgment of Declaratory Relief recorded in O.R. Book 10762, Page 7577 re-recorded in O.R. Book 10764, Page 9172, Public Records of Orange County, Florida, containing use restrictions.

20.	School Mitigation Agreement for Capacity Enhancement by and between The School Board of Orange County, Florida and John Young & Central Florida Parkway, LLC recorded June 23, 2014 in O.R. Book 10763, Page 4065, Public Records of Orange County, Florida, which provides for fees and charges..

21.	School Concurrency Mitigation Agreement OC-14-009 recorded October 22, 2014 in O.R. Book 10823, Page 8256, Public Records of Orange County, Florida.

22.	Memorandum of Agreement by and between Bright House Networks, LLC and JY-TV Associates, LLC, recorded August 7, 2015 in O.R. Book 10964, Page 3370, Public Records of Orange County, Florida, to provide public notice of Service Agreement and non-exclusive easement for sole purpose of constructing installing, operating, inspecting, maintaining, removing, and soliciting subscribers for the use and operation of a Services Delivery System, to enable residents of the premises and owner to receive the Services.

23.	Perpetual right, privilege, and easement to install, operate and maintain in perpetuity, such Facilities as may be necessary or desirable for providing electric energy and for communication purposes within the Utility Easement Area set forth under Easement in favor of Duke Energy Florida, Inc., d/b/a Duke Energy, a Florida corporation, recorded November 12, 2015 in O.R. Book 11011, Page 6767, Public Records of Orange County, Florida.

24.	Right-of-way and easement for utility purposes, with full authority to enter upon, excavate and maintain, water lines, waste-water lines, reclaimed water lines, and any other utility facilities set forth under the Utility Easement in favor of Orange County, recorded under Instrument Number 20160405863, Public Records of Orange County, Florida.

25.	Tenants under unrecorded leases.

26.	All matters contained on the survey prepared by On the Mark Surveying, LLC, dated January 4, 2018, last revised February 12, 2018, bearing PROJECT #MURANO.

Exhibit “G”

Bill of Sale

BILL OF SALE

FOR VALUE RECEIVED, the undersigned, JY-TV ASSOCIATES, LLC, a Florida limited liability company (“Seller”), does hereby sell, transfer and assign to MURANO 240, LLC, a Delaware limited liability company (“Purchaser”), the following items or personal property “AS IS” and “WITH ALL FAULTS” without warranty, express or implied, except as stated below:

See Exhibit "B" attached hereto and made a part hereof (the "Personal Property”)

which are situated on the real property legally described as follows:

See Exhibit "A" attached hereto and made a part hereof.

Seller covenants and warrants that it has full legal title to the Personal Property and that all personal property is free and clear of any and all security agreements, financing statements or other liens and encumbrances.

Dated February 20, 2018.

JY-TV ASSOCIATES, LLC, a Florida limited liability company

/s/	By:	COURTELIS PROMENADE
Witness Signature		ASSOCIATES, LLC, its manager

Maria Obregon
Printed Name:		By:	NEWCASTER DEVCORP., INC., its managing member

/s/	By:	/s/
Witness Signature		Name: Elias Vassilaros
Title: Executive Vice President
Rehana Nazir
Printed Name:

State of Florida	)
County of Miami-Dade	)

The foregoing instrument was acknowledged before me this 8 day of February 2018, by ELIAS VASSILAROS, Executive Vice President of Newcaster Devcorp., Inc., managing member of Courtelis Promenade Associates, LLC, manager of JY-TV Associates, LLC, a Florida limited liability company, on behalf of such limited liability companies and corporation, who is personally known or has produced a driver’s license as identification.

/s/
Notary Public
Printed Name:	Rehana Nazir
Serial Number (if any):

My commission expires:

May 10, 2020

PURCHASER:

MURANO 240, LLC, a Delaware limited liability company

By:	Cardone Equity Fund, LLC,
a Delaware limited liability company,
Its:	Managing Member

By:	Cardone Capital, LLC, a Delaware
limited liability company

Its:	Manager

By:	/s/
Name: Grant Cardone
Title: Manager

State of	)
County of	)

The foregoing instrument was acknowledged before me this 9th day of February, 2018, by GRANT CARDONE, Manager of Cardone Capital, LLC, a Delaware limited liability company, Manager of Cardone Equity Fund, LLC, a Delaware limited liability company, Managing Member of Murano 240, LLC, a Delaware limited liability company, on behalf of said companies, who is personally known or has produced a driver’s license as identification

/s/
Notary Public
Printed Name: Diley R. Gonzalez

My commission expires:

February 26, 2020

EXHIBIT “H”

Assignment And Assumption Of Service Contracts

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, JY-TV ASSOCIATES, LLC, a Florida limited liability company, Assignor, hereby assigns and transfers to MURANO 240, LLC, a Delaware limited liability company, Assignee, all of its right, title and interest in and to the following contracts:

See Exhibit "B" attached hereto and made a part hereof (excepting any “master agreements" relating also to other properties of Seller or its affiliates and any agreements listed on Exhibit "B" as agreements to be terminated by Assignor at Closing) (collectively, the "Service Contracts")

which Service Contracts are for services pertaining to the operation and maintenance of the apartment project commonly known as Murano at Grande Lakes Apartments, situated on the property described as follows:

See Exhibit "A" attached hereto and made a part hereof.

Assignee hereby assumes. and agrees to be bound by all of the obligations, undertakings, duties and liabilities as owners and managers of the above-described buildings and property under the above-described Service Contracts arising on or after the date hereof.

Assignor hereby agrees to indemnify and hold harmless Assignee from and against any claims made against Assignee under the Service Contracts for any sums due thereunder for the period prior to the date hereof.

Assignee hereby agrees to indemnify and hold harmless Assignor from and against any claims made against Assignor under the Service Contracts for any sums due thereunder for the period from and after the date hereof.

{Signature page immediately follows}

Dated: February 20, 2018.

ASSIGNOR:

JY-TV ASSOCIATES, LLC, a Florida limited liability company

By:	COURTELIS PROMENADE ASSOCIATES, LLC, its manager

By:	NEWCASTER DEVCORP., INC., its managing member

By:	/s/
Name:	Elias Vassilaros
Title:	Executive Vice President

ASSIGNEE:

MURANO 240, LLC, a Delaware limited liability company

By:	Cardone Equity Fund, LLC, a Delaware limited liability company
Its:	Managing Member

	By:	Cardone Capital, LLC, A Delaware limited liability company
	Its:	Manager

By:	/s/
Name:	Grant Cardone
Title:	Manager

EXHIBIT “I”

ASSIGNMENT AND ASSUMPTION OF LEASES

AND SECURITY DEPOSITS

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, JY-TV ASSOCIATES, LLC, a Florida limited liability company, hereby assigns and transfers to MURANO 240, LLC, a Delaware limited liability company, Assignee, all of its right, title and interest in and to all of the leases (collectively, the "Leases”) and security deposits (collectively, the "Security Deposits") set forth on Exhibit "B" attached hereto, pertaining to the use and occupancy of the apartment project commonly known as Murano at Grande Lakes Apartments, situated on the property legally described as follows:

See Exhibit "A" attached hereto and made a part hereof.

Assignee hereby assumes and agrees to be bound by all of the obligations, undertakings, duties and liabilities of the landlord under said Leases arising on or after the date hereof.

Assignor hereby agrees to indemnify and hold Assignee harmless from and against any claims by any tenants for an offset against rents due by any tenant by reason of Assignor's failure to perform its obligations under the Leases prior to the date hereof.

Assignee hereby agrees to indemnify and hold Assignor harmless from and against any claims by any tenant by reason of Assignee's failure to perform its obligations under the Leases from and after the date hereof, including its obligations with reference to the Security Deposits assigned to Assignee.

{Signature page immediately follows}

Dated: February 20, 2018.

ASSIGNOR:

JY-TV ASSOCIATES, LLC, a Florida limited liability company

By:	COURTELIS PROMENADE ASSOCIATES, LLC, its manager

	By:	NEWCASTER DEVCORP., INC., its managing member

	By:	/s/
	Name:	Elias Vassilaros
	Title:	Executive Vice President

ASSIGNEE:

MURANO 240, LLC, a Delaware limited liability company

By:	Cardone Equity Fund, LLC, a Delaware limited liability company
Its:	Managing Member

	By:	Cardone Capital, LLC,
a Delaware limited liability company
	Its:	Manager

		By:	/s/
		Name:	Grant Cardone
		Title:	Manager

EXHIBIT “J”

Unit No._________

Notice to Tenants

To:	All Tenants

Please be advised that Murano at Grande Lakes Apartments, on the date hereof, been sold by the undersigned Seller, to MURANO 240, LLC, a Delaware limited liability company.

The Purchaser, MURANO 240, LLC, hereby assumes all of Seller's obligations under the leases executed by each of you as tenant from and after the date hereof, and further specifically assumes all of Seller's obligations in respect to the security deposit in the amount of $                      held by Seller, including, without limitation, whatever obligation Seller may have to return same to you, in accordance with the provisions of your lease.

All future rental payments, including payments for any and all statements on hand, should be made payable to MURANO 240, LLC, and sent as follows:

c/o Bridge Real Estate Group

7284 West Palmetto Park Road, Suite 201

Boca Raton, FL 33433

If you have any questions, notify: Leasing Office at Bridge Real Estate Group, telephone no.: (561) 826-9026

Dated: February 20, 2018.

Seller:

JY-TV ASSOCIATES, LLC, a Florida limited liability company

By:	COURTELIS PROMENADE ASSOCIATES, LLC, its manager

	By:	NEWCASTER DEVCORP., INC., its managing member

	By:	/s/
	Name:	Elias Vassilaros
	Title:	Executive Vice President

EXHIBIT “K”

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code ("Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity that has legal title to a U.S. real property interest under local law will be the transferor of the property and not the disregarded entity.

The record titleholder of the real property described on Exhibit "A" attached hereto (the "Property") is JY-TV ASSOCIATES, a Florida limited liability company ("Owner"). To inform MURANO 240, LLC, a Delaware limited liability company ("Transferee'') that withholding of tax is not required upon the transfer of the Property by Transferor to Transferee, the undersigned hereby certifies the following on behalf of Transferor:

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.           Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.           JY-TV ASSOCIATES, LLC, a Florida limited liability company's U.S. employer identification number is 37-1758169; and

4.           Transferor's office address is 703 Waterford Way, Suite 800, Miami, FL 33126. Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

{signature page immediately follows}

Date: February 20, 2018

TRANSFEROR:

JY-TV ASSOCIATES, LLC, a Florida limited liability company

By:	COURTELIS PROMENADE ASSOCIATES, LLC, its manager

By:	NEWCASTER DEVCORP., INC., its managing member

By:	/s/
	Name:	Elias Vassilaros
	Title:	Executive Vice President

NOTARY ACKNOWLEDGMENT

State of Florida                      )

County of Miami-Dade         )

The foregoing instrument was acknowledged before me this 20th day of February, 2018, by ELIAS VASSILAROS, Executive Vice President of Newcaster Devcorp., Inc., managing member of Courtelis Promenade Associates, LLC, manager of JY-TV Associates, LLC, a Florida limited liability company, on behalf of said corporation and companies, who is personally known or has produced a driver’s license as identification

/s/
Notary Public
Printed Name:	Rehana Nazir
Serial Number (if any):

My commission expires:

May 10, 2020

EXHIBIT"L”

Assignment Of Intangible Property

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, JY-TV ASSOCIATES, LLC, a Florida limited liability company ("Assignor"), hereby assigns and transfers to MURANO 240, LLC, a Delaware limited liability company, " Assignee ", all of Assignor’s right, title and interest, if any, in and to the intangible property set forth below which is used in connection with the occupancy of the apartment project commonly known as Murano at Grande Lakes Apartments situated on the property described on Exhibit "A" attached hereto and made a part hereof (the "Property"), together with the use of the following name(s): "MURANO APARTMENTS," contract rights, agreements, the right, if assignable, to the use of all telephone numbers pertaining to fixed land lines at the Property used by Assignor, the right, to the extent freely assignable, to the use of all websites, social media accounts and domain names associated exclusively with the Property, including, but not limited to, the URL designated www.experiencemurano.com, and all assignable user names and password account information necessary and controlling said websites and social media accounts, but specifically excluding all property photos and other content on said websites, all rights to any award made or to be made or settlement in lieu thereof for damage to the land or improvements by reason of condemnation, eminent domain, exercise of police power or change of grade of any street (but excluding (i) any rights or claims against the general contractor affiliate of the Assignor, or any predecessors and former affiliates thereof, and (ii) any rights or claims under or with respect to any construction contract with the contractor affiliate of the Assignor, or any predecessors and former affiliates thereof).

Dated: February 20, 2018

ASSIGNOR:

JY-TV ASSOCIATES, LLC, a Florida limited liability company

By:	COURTELIS PROMENADE ASSOCIATES, LLC, its manager

	By:	NEWCASTER DEVCORP., INC., its managing member

	By:	/s/
	Name:	Elias Vassilaros
	Title:	Executive Vice President

ASSIGNEE:

MURANO 240, LLC, a Delaware limited liability company

By:	Cardone Equity Fund, LLC, a Delaware limited liability company
Its:	Managing Member

	By:	Cardone Capital, LLC, a Delaware limited liability company
	Its:	Manager

	By:	/s/
	Name:	Grant Cardone
	Title:	Manager

EXHIBIT"M"

Assignment Of Guaranties And Warranties

JY-TV ASSOCIATES, LLC, a Florida limited liability company, (the "Assignor") hereby assigns, sets over and transfers to MURANO 240, LLC, a Delaware limited liability company (the "Assignee") any right, title and interest, if any, in and to any and all transferable warranties and transferable guaranties relating to the personal property, assignable governmental permits, licenses, certificates and approvals relating to the Property, utility agreements, manufacturers’ warranties and guaranties relating to the personal property, and all development rights relating or appurtenant to the Property and the personal property situated on the Property described as follows:

See Exhibit "A" attached hereto and made a part hereof (collectively the land with all improvements, the "Property").

but excluding (i) any rights or claims against the general contractor affiliate of the Assignor, any predecessors and former affiliates thereof, and (ii) any rights or claims under or with respect to the construction contract with the contractor of the Assignor, or any predecessors and former affiliates thereof.

Dated: February 20, 2018

ASSIGNOR:

JY-TV ASSOCIATES, LLC, a Florida limited liability company

By:	COURTELIS PROMENADE ASSOCIATES, LLC, its manager

	By:	NEWCASTER DEVCORP., INC., its managing member

	By:	/s/
	Name:	Elias Vassilaros
	Title:	Executive Vice President

ASSIGNEE:

MURANO 240, LLC, a Delaware limited liability company

By:	Cardone Equity Fund, LLC, a Delaware limited liability company
Its:	Managing Member

	By:	Cardone Capital, LLC, a Delaware limited liability company
	Its:	Manager

		By:	/s/
		Name:	Grant Cardone
		Title:	Manager

EXHIBIT "P"

PENDING LITIGATION

NONE

EXHIBIT “R”

ENVIROMNMENTAL AND OTHER REPORTS

PHASE I ENVIRONMENTAL SITE ASSESSMENT

GRANDE LAKES

SEC OF JOHN YOUN G PARKWAY & TAFT-VINELAND ROAD

ORLAN DO, ORANGE COUNTY, FLORIDA

UES Project No.0140.1300360.000

UES Report No.1083302

Date: November 2013

EXHIBIT “S”

PROHIBITION AGAINST CONDOMINIUM CONVERSION

RECORDING REQUESTED BY:

Siegfried Rivera Hyman Lerner

De La Torre, Mars & Sobel, P.A.

201 Alhambra Circle, 11th Floor

Miami, FL 33134

WHEN RECORDED MAIL THIS INSTRUMENT TO:

Siegfried Rivera Hyman Lerner

De La Torre, Mars & Sobel, P.A.

201 Alhambra Circle, 11th Floor

Miami, FL 33134

SPACE ABOVE THIS LINE FOR RECORDER’S USE

PROHIBITION AGAINST

CONDOMINIUM CONVERSION AGREEMENT

THIS PROHIBITION AGAINST CONDOMINIUM CONVERSION AGREEMENT (the “Condominium Agreement”) is made and entered into as of February 20, 2018, by and between JY-TV ASSOCIATES, LLC, a Florida limited liability company (“Seller”) and MURANO 240, LLC, a Delaware limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser, have entered into that certain Agreement of Sale dated December 13, 2017, (together with any amendments thereto, the “Sale Agreement”) relating to the sale by Seller to Purchaser of that certain parcel of real property, located in Orlando, Florida and more particularly described on Exhibit “A” attached hereto (the “Land”) together with certain apartment buildings and related personal property and other rights located thereon and relating thereto (the “Improvements” and the Land and the Improvements collectively referred to herein as the “Property”).

WHEREAS, pursuant to and subject to the terms and conditions of Paragraph 37 of the Sale Agreement, Purchaser has agreed to execute and deliver this Condominium Agreement.

WHEREAS, as a condition to Seller conveying the Property to Purchaser and in consideration of Seller accepting the purchase price and conveying the Property as set forth in the Sale Agreement to Purchaser, Purchaser has agreed with Seller to execute and record this Condominium Agreement providing for certain restrictions relating to the future use of the Property for a period of time after the date of this Condominium Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Seller and the Purchaser hereby agree as follows:

Definitions and Interpretation. The following terms shall have the respective meanings assigned to them in this 0 unless the context in which they are used clearly requires otherwise:

“Appraised Value” - As defined in 0 hereof.

“Assumption Agreement” – As defined in Section 2 hereof.

“Condominium Conversion” - Shall mean the filing or recording of any document providing for the conversion of the Property to a form of condominium ownership under any state or local statute or ordinance.

“County” - the county in which the Land is located.

“Deed” – A Limited Warranty Deed, Special Warranty Deed or Grant Deed.

“Environmental Law” - Shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters.

“Event of Default” - As defined in 0 hereof.

“First Mortgage” – As defined in 0 hereof.

“First Mortgagee” – As defined in 0 hereof.

"Hazardous Materials" or "Hazardous Substances" - Shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous materials," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials", "toxic pollutants", or other similar designations in, or otherwise subject to regulation under an Environmental Law and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB's), (I) urea formaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), (M) petroleum byproducts and (N) methane gas or any of its derivatives.

“Improvements” - As defined in the Recitals hereof.

2

“Indemnified Parties” - As defined in 0 hereof.

“Land” - As defined in the Recitals hereof.

“Murano Entities” – JY-TV ASSOCIATES, LLC, Courtelis Promenade Associates, LLC, JIK Taft Vineland, LLC and HMG Orlando, LLC and each of their successors and assigns.

“Property” - As defined in the Recitals hereof.

“Property Conditions” - As defined in 0 hereof.

“Repurchase Date” - As defined in 0 hereof.

“Repurchase Notice” - As defined in 0 hereof.

“Residential Rental Property” - Shall mean property used for the rental of apartments to the general public under leases providing for residential use by any occupant of any apartment and other incidental uses related thereto.

“Purchaser” - As defined in the Preamble hereof. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

“Seller” - As defined in the Preamble hereof.

“Term” - As defined in 0 herein.

“Units” - Shall mean any portion of the Property created in connection with any Condominium Conversion.

“Unused Property” – Shall mean any portion of the Property that is not improved with the Improvements as of the date of this Condominium Agreement.

Residential Rental Property. The Purchaser hereby acknowledges and agrees that during the Term of this Condominium Agreement:

The Property shall at all times be used as Residential Rental Property, provided, however, the foregoing prohibition shall not prohibit (i) the construction of any new improvements on any Unused Property which will contain Units which may be subject to a Condominium Conversion, or (ii) following a casualty that results in the destruction of all or any portion of the Improvements existing on the date of this Condominium Agreement, the construction of any new improvements on the Property which will contain Units which may be subject to a Condominium Conversion in replacement of such damaged Improvements, provided that damaged Improvements shall be razed to below grade prior to the construction of any new improvements.

3

Purchaser shall not undertake a Condominium Conversion.

No part of the Property will at any time be owned or used as a cooperative housing corporation or stock corporation.

The Purchaser hereby covenants to include (which may be accomplished by reference to the recording information for this Condominium Agreement) the requirements and restrictions contained in this Condominium Agreement in any documents transferring any interest (other than a leasehold interest to an individual tenant) in the Property to another person to the end that such transferee had notice of, and is bound by, the requirements and restrictions hereof, and to obtain the agreement from any transferee in the form of Exhibit I attached hereto (the “Assumption Agreement”) requiring said transferee to abide to all the requirements and restrictions contained in this Condominium Agreement. The preceding sentence is subject to 0 hereof.

Indemnification.

(a)       In the event any of the provisions of 0 hereof are breached, Purchaser agrees to indemnify, defend and hold harmless the Seller, and each of its members, partners, officers, directors, trustees, affiliates (including but not limited to the Murano Entities) parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, together with any and all current and former affiliates of any of the foregoing (collectively, the “Indemnified Parties”) from any and all demands, claims, including claims for personal injury, property damage or death, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever, whether in tort, contract or otherwise (including without limitation, court costs and attorneys' fees and disbursements) arising out of, or in any way relating to: (a) claims made or brought by any party or parties who acquire or contract to acquire any ownership interest in the Property following the date hereof, their agents, employees and successors and assigns in connection with or related to (i) the physical condition of the Property including, without limitation, latent or patent defects, and claims relating to the existence of asbestos, any other construction defects, claims relating to mold or air quality, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials or Hazardous Substances on, under or about the Property, and (ii) any law or regulation applicable to the Property, including, without limitation, any Environmental Law and any other federal, state or local law; (the matters described in (i) and (ii) hereof collectively the “Property Conditions”) and (b) a breach of any of the covenants, terms and conditions of this Condominium Agreement by Purchaser or its successors and assigns. Purchaser and any successor or assignee of Purchaser does now and shall at all times consent to the right of Indemnified Parties to approve and appoint defense counsel and to participate in or assume the defense of any claim. Until any determination is made in any appropriate legal proceeding challenging the obligation of Purchaser herein, Purchaser’s obligations under all the terms and provisions of this Section shall remain in full force and effect. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and has reviewed with its counsel the full meaning and effect of the foregoing indemnity.

Purchaser’s Initials ________

4

A Foreclosure Purchaser shall not have the foregoing obligation to indemnity, defend and hold harmless the Indemnified Parties with respect to any Condominium Conversion occurring prior to the date a Foreclosure Purchaser acquires title to the Property nor following the conveyance of the property by such Foreclosure Purchaser to a third-party purchaser, provided that such Foreclosure Purchaser did not undertake a Condominium Conversion during its period of ownership.

Consideration. In consideration of the Seller’s acceptance of the purchase price for the Property from Purchaser and the delivery of the Deed for the Property from Seller to Purchaser, Purchaser has entered into this Condominium Agreement and has agreed to restrict the uses to which the Property can be put on the terms and conditions set forth herein.

Sale or Transfer of the Property. The Purchaser hereby covenants and agrees not to sell, transfer or otherwise dispose of the Property, or any portion thereof (other than for individual tenant use as contemplated hereunder), without obtaining from the Purchaser’s purchaser or transferee the executed Assumption Agreement assuming the Purchaser’s duties and obligations under this Condominium Agreement and recording same in the real estate records of the County. Delivery of a recorded copy of the Assumption Agreement shall constitute conclusive evidence that the sale or transfer complies with the transfer provisions of this Section and shall automatically release Purchaser from the indemnification provisions of Paragraph 3 hereof except for any act or omission committed by Purchaser prior to the recordation date of the Assumption Agreement.

Option to Repurchase. In addition to all other rights and remedies of Seller under this Condominium Agreement, upon an Event of Default hereunder, it is expressly stipulated and agreed that upon written notice (“Repurchase Notice”) from Seller or any one of the Murano Entities to the Purchaser or any successor or assign of Purchaser, an executed Deed conveying fee simple title in the Property in recordable form from the then title holder of the Property shall be delivered to Seller or any of the Murano Entities designated in the Repurchase Notice on a date which is sixty (60) days from the date of the Repurchase Notice (the “Repurchase Date”). In consideration of the delivery of said Deed there shall be paid to said title holder on the Repurchase Date an amount equal to the lesser of (a) the gross purchase price for the Property paid to Seller by Purchaser in accordance with the terms of the Sale Agreement; or (b) the Appraised Value of the Property minus (x) any amount needed to satisfy in full any lien, mortgage or trust deed encumbering the Property; the amount of all real estate taxes then due and owing in connection with the Property; an amount equal to any and all real estate taxes not yet due and payable but accruing through the Repurchase Date; an amount equal to all security deposits or other deposits to be returned to any tenant occupying the Property and all transfer taxes and other stamps, intangible, documentary, recording, sales taxes and surtaxes imposed by law in connection with said transfer. As used in this Section the term “Appraised Value” shall mean the appraised value of the Property as shown in an appraisal of the Property prepared by an independent MAI appraiser acceptable to Seller and/or a Murano Entity in its sole but commercially reasonable discretion dated no later than the date of the Repurchase Notice.

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Term. This Condominium Agreement and all and several of the terms hereof shall become effective upon its execution and delivery and shall remain in full force and effect until ten years from the date of recording of this Agreement (the “Term”). Upon the termination of the Term of this Condominium Agreement, the parties hereto agree to execute, deliver and record appropriate instruments of release and discharge of the terms hereof; provided, however, that the execution and delivery of such instruments shall not be necessary or a prerequisite to the termination of this Condominium Agreement in accordance with its terms. If all of the Improvements on the Property existing as of the date of this Condominium Agreement have been razed following a casualty, Seller agrees that upon its confirmation of such facts and conditions as it deems appropriate or desirable and otherwise on terms reasonably satisfactory to Seller, Seller shall deliver to Purchaser a release of this Condominium Agreement, which upon its recording by Purchaser will reflect the expiration of the Term.

Covenants to Run With the Land. The Purchaser and Seller hereby subjects the Property to the covenants, reservations and restrictions set forth in this Condominium Agreement. The Purchaser and the Seller hereby declare their express intent that the covenants, reservations and restrictions set forth herein shall be deemed covenants running with the land and shall pass to and be binding upon the Purchaser’s successors in title to the Property; provided, however, that on the termination of this Condominium Agreement said covenants, reservations and restrictions shall expire. Each and every contract, deed or other instrument hereafter executed covering or conveying the Property or any portion thereof (other than a lease for individual tenant use as contemplated hereunder) shall conclusively be held to have been executed, delivered and accepted subject to such covenants, reservations and restrictions, regardless of whether such covenants, reservations and restrictions are set forth in such contract, deed or other instrument.

Burden and Benefit. The Seller and the Purchaser hereby declare their understanding and intent that the burden of the covenants set forth herein touch and concern the Land in that the Purchaser’s legal interest in the Property is rendered less valuable thereby. The Purchaser and the Seller hereby further declare their understanding and intent that the benefit of such covenants touch and concern the Land by enhancing and increasing the enjoyment and use of the Property by persons entitled to rent the apartments contained therein.

Uniformity: Common Plan. The covenants, reservations and restrictions hereof shall apply uniformly to the entire Property in order to establish and carry out a common plan for the use of the Property.

Enforcement. If the Purchaser or any successor or assign of Purchaser defaults in the performance or observance of any covenant, agreement or obligation of the Purchaser and its successors or assigns set forth in this Condominium Agreement, and if such default remains uncured for a period of thirty days after notice thereof shall have been given by any of the Indemnified Parties to the Purchaser, then the Seller or any of the Indemnified Parties may declare an “Event of Default” to have occurred hereunder, and, at any of said Parties option, it may take any one or more of the following steps:

by mandamus or other suit, action or proceeding at law or in equity, to require the Purchaser or its successors and assigns to perform its obligations and covenants hereunder including but not limited to conveying the Property to Seller and/or any Murano Entity pursuant to 0 hereof, or enjoin any acts or things which may be unlawful or in violation of the rights of the Seller hereunder;

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have access to and inspect, examine and make copies of all of the books and records of the Purchaser pertaining to the Property; or

take such other action at law or in equity as may appear necessary or desirable to enforce the obligations, covenants and agreements of the Purchaser hereunder.

All rights and remedies as set forth herein shall be cumulative and non-exclusive to the extent permitted by law.

Recording and Filing. The Seller shall cause this Condominium Agreement and all amendments and supplements hereto and thereto, to be recorded and filed in the real property records of the County and in such other places as the Seller may deem advisable. The Purchaser shall pay all fees and charges incurred in connection with any such recording.

Attorneys’ Fees. In the event that a party to this Condominium Agreement brings an action against any other party to this Condominium Agreement by reason of the breach of any condition or covenant, representation or warranty in this Condominium Agreement, or otherwise arising out of this Condominium Agreement, the prevailing party in such action shall be entitled to recover from the other reasonable attorneys’ fees at all trial and appellate levels to be fixed by the court which shall render a judgment, as well as the costs of suit.

Governing Law. This Condominium Agreement shall be governed by the laws of the State of Florida.

Amendments. This Condominium Agreement shall be amended only with the express written consent of the Seller, or by any one (1) of the Murano Entities for or on behalf of the Seller, by a written instrument executed by the parties hereto or their successors in title, and duly recorded in the real property records of the County.

Execution of Termination. Any one (1) of the Murano Entities is authorized and empowered to execute a termination of this Condominium Agreement with the full force and effect as though it had been executed by the Seller.

Notice. Any notice required to be given hereunder shall be made in writing and shall be given by personal delivery, overnight courier, certified or registered mail, postage prepaid, return receipt requested, at the addresses specified below, or at such other addresses as may be specified in writing by the parties hereto:

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JY-TV ASSOCIATES, LLC
TO SELLER:	c/o	Courtelis Company
703 Waterford Way
Suite 800
Miami, Florida 33126
Attn: Elias Vassilaros
(305) 261-4330
Fax (305) 261-4338
E-mail: e.vassilaros@courtelis.com

with a copy to:		Stephen Braun
Senior Vice President
J.I. Kislak, Inc.
7900 NW 154th Street
Miami, Florida 33016
(305) 364-4103
Fax (305) 894-3205
E-mail: sbraun@kislak.com
with a copy to:		Siegfried, Rivera, Hyman, Lerner,
De La Torre, Mars & Sobel, P.A.
201 Alhambra Circle, 11th Floor
Coral Gables, Florida 33134
Attn: Oscar R. Rivera, Esq.
(305) 442-3334
Fax (305) 443-3292
E-mail: orivera@srhl-law.com

AS TO PURCHASER:		Murano 240, LLC
18909 NE 29th Avenue
Aventura, Florida 33180
Attn: Grant Cardone
310/777-0255 (Phone)
E-mail: grant@cardoneacquisitions.com

with a copy to:		Wilson Cribbs + Goren, PC
2500 Fannin Street
Houston, Texas 77002
Attn: Anthony L. Marre
713/547-8511 (Phone)
E-mail: amarre@wcglaw.com

Notice shall be deemed given one business day after the date placed with a national overnight courier, three business days after the date of mailing, by certified mail, postage prepaid, return receipt requested, or, if personally delivered, when received.

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Severability. If any provision of this Condominium Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions hereof shall not in any way be affected or impaired thereby.

Multiple Counterparts. This Condominium Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument, and each of which shall be deemed to be an original.

Mortgagee's Rights.

(a)         Definitions. For purposes of this 0, the following terms shall have the following meanings:

"First Mortgage" shall mean any bona-fide unpaid and outstanding mortgage or deed of trust on the Property or other instrument creating a security interest against the Property having priority of record over all other recorded liens except those governmental liens and statutory liens which are made superior by statute.

"First Mortgagee” shall mean the holder of any First Mortgage.

Transfer of Property to or from First Mortgagee. Notwithstanding the provisions of 0 hereof, no sale, transfer, or other disposition of the Property including, but not limited to, a conveyance pursuant to a deed-in-lieu of foreclosure or the sale of the Property at a foreclosure to (i) a First Mortgagee, (ii) an affiliate of a First Mortgagee, (iii) a purchaser at a foreclosure sale, and (iv) any transferee of a First Mortgagee or affiliate of a First Mortgagee (collectively a “Foreclosure Purchaser”), shall require the execution and delivery of the Assumption Agreement by the Foreclosure Purchaser as called for under 0 of this Condominium Agreement. Nothing in this paragraph shall be deemed to negate or make unenforceable any other covenant of this Condominium Agreement against said Foreclosure Purchaser including but not limited to the restrictions contained in Section 20 and said Foreclosure Purchaser by taking title to the Property agrees that it has assumed and shall be bound by said restrictions in Section 20, the provisions of 0 in connection with any subsequent sale or transfer of the Property, and all other terms and conditions of this Condominium Agreement. Notwithstanding the fact that the Foreclosure Purchaser shall not have executed and delivered the Assumption Agreement described in Section 5, Purchaser shall automatically be released from the indemnification provisions of Section 3 hereof except for any act or omission of Purchaser prior to such sale, transfer or other disposition to a Foreclosure Purchaser.

No Amendments. No amendment of this Condominium Agreement shall be effective without the written consent and approval of any First Mortgagee, which shall not be unreasonably withheld, conditioned and/or delayed.

Notices to Mortgagee. Each party shall mail or deliver to each First Mortgagee a duplicate copy of any and all notices which each party may from time to time give to or serve upon the other party pursuant to this Condominium Agreement and such copy shall be mailed or delivered to each such First Mortgagee of record simultaneously with the mailing or delivery of the same to the other party.

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Joint and Several Liability of Purchaser. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

JY-TV ASSOCIATES, LLC, a Florida limited liability company

By:	COURTELIS PROMENADE ASSOCIATES, LLC, its manager

	By:	NEWCASTER DEVCORP., INC., its managing member

	By:	/s/
	Name:	Elias Vassilaros
	Title:	Executive Vice President

NOTARY ACKNOWLEDGMENT

State of Florida                       )

County of Miami-Dade          )

The foregoing instrument was acknowledged before me this 8th day February, 2018, by ELIAS VASSILAROS, Executive Vice President of Newcaster Devcorp., Inc., who is personally known or has produced a driver’s license as identification

/s/
Notary Public
Printed Name:	Rehana Nazir
Serial Number (if any):

My commission expires:

May 10, 2020

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PURCHASER:

MURANO 240, LLC, a Delaware limited Liability company

By:	Cardone Equity Fund, LLC, a Delaware limited liability company, Its Manager

	By:	Cardone Capital, LLC,
A Delaware limited liability company, Its Manager

		By:	/s/
		Name:	Grant Cardone
		Title:	Manager

STATE OF Florida	)
) ss:
COUNTY OF Miami Dade	)

The foregoing instrument was acknowledged and before me this 9th day of February, 2018, by Grant Cardone, Manager of Cardone Capital, LLC, the Manager of Cardone Equity Fund, LLC, Manager of Murano 240, LLC, who is personally known to me or who has produced _________________________ (type of identification) as identification.

/s/
NOTARY PUBLIC, STATE OF FLORIDA

Diley R. Gonzalez
(Print, Type or Stamp Commissioned Name of Notary Public)

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ASSIGNMENT AND ASSUMPTION OF

AGREEMENT OF SALE

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE (the "Assignment") is made and entered into to be effective as of the 11th day of January, 2018 (the "Effective Date"), between Cardone Real Estate Acquisitions, LLC, a Delaware limited liability company (the "Assignor"), and Murano 240, LLC, a Delaware limited liability company ("Assignee').

RECITALS:

A.           Assignor entered into that certain Agreement of Sale dated December 13, 2017, by and between JY-TV Associates, LLC, a Florida limited liability company ("Seller"), and Assignor, as Purchaser, as amended from time to time (collectively, the "Agreement"), relating to the sale by Seller and the purchase by Assignor of the property located in Orlando, Florida as more particularly described in the Agreement (the "Property"); said Agreement being incorporated herein by this reference thereto;

B.           Assignee desires to acquire from Assignor, and Assignor desires to assign to Assignee, all of Assignor's right, title and interest as Purchaser in and to the Agreement in accordance with the terms and conditions hereinafter set forth; a

C.           Pursuant to Section 15 of the Agreement, Seller has consented to the assignment to an entity, the ownership and control of which is held, directly or indirectly, in whole or in part, by one or more of the persons owning and controlling Assignor;

D.           Assignee meets the criteria set forth in Section 15 of the Agreement; and

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Assignor and Assignee agree as follows:

1.            Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor's right, title and interest as Purchaser in and to the Agreement.

2.            This Assignment shall apply to and inure to the benefit of, and be binding upon and enforceable against the parties hereto and their respective heirs, successors, administrators and assigns, to the same extent as if they were original parties hereto.

3.            Capitalized terms used herein but not defined shall have the meaning given to them in the Agreement.

[Signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

Cardone Real Estate Acquisitions LLC, a Delaware “limited liability company

By:	/s/
Name:	Grant Cardone
Title:	Sole Managing Member

ASSIGNEE:

Murano 240, LLC
A Delaware limited liability company

By:	Cardone Equity Fund, LLC,
a Delaware limited liability company
Its:	Manager

	By:	Cardone Capital, LLC
a Delaware limited liability company
	Its:	Manager

		By:	/s/
Grant Cardone, Manager